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                                                                     Exhibit 2.2

                                                                  Execution Copy

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                               PURCHASE AGREEMENT

                           DATED AS OF AUGUST 2, 2002

                                  BY AND AMONG

                            INTERNATIONAL PAINT INC.
                                 ON THE ONE HAND

                                       AND

                               FERRO CORPORATION,
                          FERRO ENAMEL ARGENTINA S.A.,
                                       AND
                           FERRO MEXICANA S.A. DE C.V.
                                ON THE OTHER HAND

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                                                                  Execution Copy

                                TABLE OF CONTENTS

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PREAMBLE ...............................................................................................     1

RECITALS ...............................................................................................     1

TERMS AND CONDITIONS ...................................................................................     1

         ARTICLE 1 - GENERAL PROVISIONS ................................................................     1

                 1.1       Definitions .................................................................     1
                 1.2       Construction ................................................................     1

         ARTICLE 2 - PURCHASE AND SALE  ................................................................     2

                 2.1       Transaction  ................................................................     2
                 2.2       Acquired Assets .............................................................     2
                 2.3       Retained Assets .............................................................     3
                 2.4       Assumed Liabilities .........................................................     4
                 2.5       Retained Liabilities ........................................................     4
                 2.6       Purchase Price ..............................................................     6
                 2.7       Adjustment ..................................................................     6
                           (A)   Preliminary Working Capital Statement .................................     6
                           (B)   Ferro Sellers' Review .................................................     6
                           (C)   Dispute Resolution ....................................................     6
                           (D)   Final Determination ...................................................     7
                           (E)   Base Line Working Capital .............................................     7
                           (F)   Closing Working Capital................................................     7
                           (G)   Amount of Adjustment ..................................................     7
                 2.8       Payment of Purchase Price ...................................................     7
                           (A)   Payment at Closing ....................................................     7
                           (B)   Final Payment .........................................................     7
                 2.9       Refund of Adjustment ........................................................     8
                 2.10      Method of Payment ...........................................................     8
                           (A)   Directed Payments .....................................................     8
                           (B)   Other Payments ........................................................     8
                 2.11      Allocation of Consideration .................................................     8
                 2.12      Taxes .......................................................................     8
         ARTICLE 3 - ACTIONS BEFORE CLOSING ............................................................     8

                 3.1       Access to Records ...........................................................     8
                 3.2       Interim Conduct of the Powder Coatings Business .............................     9
                 3.3       International Paint's Approval of Certain Transactions ......................     9
                 3.4       Negotiation of Other Agreements .............................................    10
                 3.5       Consents ....................................................................    11
                 3.6       Coordination of Public Announcements ........................................    11
                 3.7       Regulatory Approvals ........................................................    12


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                 3.8       Shared Intellectual Property ................................................    12
                 3.9       Hyperlink ...................................................................    13

         ARTICLE 4 - CONDITIONS  .......................................................................    13

                 4.1       Conditions to International Paint's Obligations .............................    13
                 4.2       Conditions to the Ferro Sellers' Obligations ................................    14
                 4.3       Parties' Best Efforts .......................................................    14

         ARTICLE 5 - CLOSING ...........................................................................    15

                 5.1       The Closing .................................................................    15
                 5.2       Date, Time, and Place of Closing ............................................    15
                 5.3       International Paint's Obligations ...........................................    15
                 5.4       The Ferro Sellers' Obligations ..............................................    15
                 5.5       Local Formalities ...........................................................    15

         ARTICLE 6 - ACTIONS AFTER CLOSING .............................................................    16

                 6.1       Further Conveyances .........................................................    16
                 6.2       Further Consents ............................................................    16
                 6.3       Accounting Reports ..........................................................    16
                 6.4       Noncompetition ..............................................................    17
                 6.5       Use of Ferro Name and Mark ..................................................    18
                 6.6       Access to Former Business Records ...........................................    18
                 6.7       Access to Former Employees ..................................................    18
                 6.8       Termination of Insurance Coverage ...........................................    19
                 6.9       Trade Secrets ...............................................................    19

         ARTICLE 7 - REPRESENTATIONS AND WARRANTIES.....................................................    19

                 7.1       Ferro's General Representations and Warranties ..............................    19
                           (A)   Organization and Existence ............................................    19
                           (B)   Power and Authority ...................................................    20
                           (C)   Authorization .........................................................    20
                           (D)   Binding Effect ........................................................    20
                           (E)   No Default ............................................................    20
                           (F)   Finders ...............................................................    20
                           (G)   Consents and Approvals ................................................    20
                           (H)   No Knowledge of International Paint's Default .........................    20
                 7.2       Ferro's Representations and Warranties Concerning the
                           Powder Coatings Disclosure Package ..........................................    20
                           (A)   Organization ..........................................................    21
                           (B)   Financial Statements ..................................................    21
                           (C)   Inventories ...........................................................    21
                           (D)   Trade Accounts Receivable .............................................    21
                           (E)   Trade Accounts Payable ................................................    21
                           (F)   Real Property .........................................................    21
                           (G)   Tangible Personal Property ............................................    22
                           (H)   Intellectual Property .................................................    22
                           (I)   Indebtedness ..........................................................    22


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                           (J)   Litigation ............................................................    23
                           (K)   Contracts .............................................................    23
                           (L)   Employees and Employee Benefits .......................................    23
                           (M)   Compliance with Environmental Laws  ...................................    23
                           (N)   Compliance with Health and Safety Laws ................................    24
                           (O)   Compliance with Other Laws ............................................    24
                           (P)   Taxes .................................................................    24
                           (Q)   Insurance .............................................................    24
                           (R)   No Material Events ....................................................    24
                 7.3       International Paint's Representations and Warranties ........................    24
                           (A)   Organization and Existence ............................................    24
                           (B)   Power and Authority ...................................................    24
                           (C)   Authorization .........................................................    24
                           (D)   Binding Effect ........................................................    25
                           (E)   No Default ............................................................    25
                           (F)   Finders ...............................................................    25
                           (G)   No Knowledge of Ferro's Default .......................................    25
                 7.4       Meaning of Ferro Sellers' Knowledge .........................................    25
                 7.5       Disclaimer ..................................................................    25

         ARTICLE 8 - SPECIFIC OBLIGATIONS ..............................................................    25

                 8.1       Employee Obligations ........................................................    25
                           (A)   Offers of Employment ..................................................    26
                           (B)   Employment ............................................................    26
                           (C)   Pay and Benefits ......................................................    26
                           (D)   Workers' Compensation .................................................    26
                           (E)   Union Contracts .......................................................    27
                           (F)   Severance .............................................................    27
                           (G)   Non-Interference ......................................................    27
                 8.2       Environmental Obligations ...................................................    27
                           (A)   Identified Environmental Matters ......................................    27
                           (B)   Pre-Closing Environmental Matters......................................    27
                           (C)   Post Closing R&D Lab Environmental Matters ............................    28
                                 (1) Separate Post-Closing R&D Lab Environmental Matters ...............    28
                                 (2) Mixed Post-Closing R&D Lab Environmental Matters ..................    28
                           (D)   Notice and Remediation of Real Property ...............................    29
                           (E)   Post-Closing Acquired Assets Environmental Matters ....................    29
                           (F)   International Paint Responsibilities upon
                                 Identification of an Environmental Matter .............................    29
                           (G)   Responsibilities with regard to
                                 Economic Remediation Plans ............................................    30
                           (H)   Limitations on the Ferro Sellers' Obligations .........................    31
                           (I)   Environmental Assessment and
                                 Remediation of the Nashville Plant ....................................    32
                                 (1) Environmental Assessment of the Nashville Plant ...................    32
                                 (2) Participation of the Ferro Sellers' Consultant ....................    32
                                 (3) Nashville Remediation Program .....................................    32
                           (J)   Release of Claims .....................................................    34


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         ARTICLE 9 - INDEMNIFICATION      ..............................................................    34

                 9.1       Indemnification of the Ferro Sellers ........................................    34
                 9.2       Indemnification of International Paint ......................................    34
                 9.3       Claims ......................................................................    35
                           (A)   Notice   ..............................................................    35
                           (B)   Responsibility for Defense ............................................    35
                           (C)   Right to Participate ..................................................    35
                           (D)   Settlement ............................................................    36
                 9.4       Disputed Responsibility .....................................................    36
                 9.5       Quantum Limitation on Indemnification .......................................    36
                 9.6       Time Limitation on Indemnification ..........................................    37
                 9.7       Actual Amount  ..............................................................    37
                 9.8       Exclusive Remedies ..........................................................    38
                 9.9       Indemnity Payments as Adjustments ...........................................    38

         ARTICLE 10 - DISPUTE RESOLUTION  ..............................................................    38

                10.1       Dispute Notice ..............................................................    38
                10.2       Informal Negotiations .......................................................    38
                10.3       Dispute Resolution Proceedings ..............................................    38
                           (A)      Designation of Representatives .....................................    38
                           (B)      Selection of Neutral ...............................................    39
                           (C)      Procedures and Process .............................................    39
                           (D)      Decision ...........................................................    39
                10.4       Equitable Relief ............................................................    39
                10.5       Binding Effect ..............................................................    39

         ARTICLE 11 - AMENDMENT, WAIVER, AND TERMINATION................................................    40

                11.1       Amendment      ..............................................................    40
                11.2       Waiver.......................................................................    40
                11.3       Termination .................................................................    40
         ARTICLE 12 - MISCELLANEOUS       ..............................................................    40

                12.1       Cooperation    ..............................................................    40
                12.2       Severability   ..............................................................    40
                12.3       Costs and Expenses ..........................................................    40
                12.4       Notices .....................................................................    41
                12.5       Assignment and Appointment ..................................................    41
                12.6       No Third Parties ............................................................    41
                12.7       Incorporation by Reference ..................................................    42
                12.8       Governing Law  ..............................................................    42
                12.9       Bulk Sales     ..............................................................    42
                12.10      Counterparts   ..............................................................    42
                12.11      Complete Agreement ..........................................................    43

APPENDICES

Appendix A   -  Definitions
Appendix B   -  Retained Assets
Appendix C   -  Retained Liabilities


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Appendix D   -  Form of Preliminary Working Capital Statement
Appendix E   -  Accounting Principles
Appendix F   -  Allocation of Consideration
Appendix G   -  Terms Sheets - Cleveland Lease Agreement;
                Transition Services Agreement; California Transition
                Services Agreement
Appendix H   -  Terms Sheet - Argentina Toll Agreement
Appendix I   -  Terms Sheet - Joint Marketing Agreement
Appendix J   -  Terms Sheet - Technology License Agreement
Appendix K   -  Documents to Be Delivered by the Ferro Sellers at the Closing
Appendix L   -  Documents to Be Delivered by International Paint at the Closing
Appendix M   -  Contents of the Powder Coatings Disclosure Package
Appendix N   -  Due Diligence Certifications
Appendix O   -  Excluded Employees
Appendix P   -  Employee Benefit and Welfare Plans
Appendix Q   -  Identified Environmental Matters
Appendix R   -  Unconditional Guarantee
Appendix S   -  Environmental Scope of Work


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                               PURCHASE AGREEMENT


      This PURCHASE AGREEMENT (this "Purchase Agreement") is dated as of August 2, 2002, and is by and among:

            INTERNATIONAL PAINT, INC. ("International Paint"), a Kentucky corporation, on one hand,

                                     - and -

            FERRO CORPORATION ("Ferro"), an Ohio corporation, FERRO ENAMEL ARGENTINA S.A. ("Ferro Argentina"), an Argentine corporation (sociedad anonima), and FERRO MEXICANA S.A. DE C.V. ("Ferro Mexico"), a Mexican corporation with variable capital (sociedad anonima de capital variable), on the other hand (collectively, the "Ferro Sellers").

                                    RECITALS

A. The Ferro Sellers are engaged in the business (the "Powder Coatings Business") of designing, developing, formulating, manufacturing, and selling thermosetting-formulated powder surface coatings (the "Products") for a variety of decorative and protective end-use applications within the appliance, automotive, and general industrial industries in the Americas. (For purposes of this Purchase Agreement, however, the term "Powder Coatings Business" shall not include any comparable business conducted by the Ferro Sellers and/or their Affiliates from outside the Americas.)

B. International Paint is an indirect, wholly-owned subsidiary of Akzo Nobel NV ("Akzo Nobel"), a Dutch corporation (naamloze vennootschap).

C. International Paint desires to purchase from the Ferro Sellers, and the Ferro Sellers desire to sell to International Paint, the Powder Coatings Business on and subject to the terms and conditions of this Purchase Agreement.

                              TERMS AND CONDITIONS

In consideration of the matters recited above and of other good and valuable consideration, and intending to be legally bound by this Purchase Agreement, International Paint and the Ferro Sellers hereby agree as follows:

ARTICLE 1 - GENERAL PROVISIONS

1.1 DEFINITIONS. Appendix A sets forth the definitions of certain terms used in this Purchase Agreement. Those terms shall have the meanings set forth on Appendix A where used in this Purchase Agreement and identified with initial capital letters.

1.2 CONSTRUCTION. For purposes of this Purchase Agreement, except where the context otherwise requires --
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      (A)   The term "parties" means International Paint and the Ferro Sellers.

      (B) The term "person" includes any natural person, firm, association, partnership, corporation, limited liability company, limited liability partnership, governmental agency or other entity. The term "third-party" means any person other than the parties and their Affiliates.

      (C)   The term "today" means August 2, 2002.

      (D) All currency amounts stated in this Purchase Agreement are in United States Dollars. (Other currency amounts will translate into United States Dollar amounts at the exchange rate or rates quoted in the Currency Trading table of the Central Edition of The Wall Street Journal on the business day immediately preceding the date as of which translation is to occur.)

      (E) References to "days" mean calendar days. (If, however, an action or obligation is due to be undertaken by or on a day other than a business day, i.e., a Saturday, Sunday, or public holiday, in the United States, then that action or obligation will be deemed to be due on the next following business day.)

      (F) When introducing a series of items, the term "including" is not intended to limit the more general description that precedes the items listed.

      (G) The Table of Contents and the headings of the Articles and Sections are included for convenience of reference only and are not intended to affect the meaning of the operative provisions to which they relate.

ARTICLE 2 - PURCHASE AND SALE

2.1 TRANSACTION. On and subject to the terms and conditions of this Purchase Agreement,

      (A) At the Closing, International Paint will purchase from the Ferro Sellers, and the Ferro Sellers will sell, transfer, and assign to International Paint, all of the Acquired Assets (as defined in Section 2.2);

      (B) At the Closing, International Paint will assume and become directly and solely responsible for the payment or discharge when due of all of the Assumed Liabilities (as defined in Section 2.4);

      (C) International Paint will pay the Ferro Sellers the Purchase Price as provided in Section 2.8.

      Notwithstanding such transaction, and without limitation, the Ferro Sellers will retain the Retained Assets (as defined in Section 2.3) and the Retained Liabilities (as defined in Section 2.5).

2.2 ACQUIRED ASSETS. For purposes of this Purchase Agreement, the term "Acquired Assets" means all of the Ferro Sellers' rights, title, and interest in and to each of the following, as the same shall exist at
      Closing:


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      (A)   All Trade Accounts Receivable;

      (B)   All Inventories;

      (C)   All Prepaid Items;

      (D)   All Real Property;

      (E)   All Tangible Personal Property;

      (F) All Acquired Intellectual Property and all goodwill associated with the Powder Coatings Business;

      (G) The unrestricted right to use the Shared Intellectual Property to the extent physically located at the Real Property, the Argentina Facility, the R&D Lab or any of the locations that are the subject of the Real Property Leases;

      (H) All Contracts, Leases, Licenses, and Permits (so far as they can be or are lawfully assigned, transferred to, or held in trust for International Paint);

      (I) All Third-Party Claims that relate to the Acquired Assets and the Assumed Liabilities; and

      (J)   To the extent not privileged, all Business Records.

2.3 RETAINED ASSETS. For purposes of this Purchase Agreement, the term "Retained Assets" means all of the Ferro Sellers' assets other than the Acquired Assets including, without limitation, the following rights, properties, and assets as the same shall exist as of the Closing:

      (A)   All Cash;

      (B) All rights, properties, and assets of the Ferro Sellers that are used by them in businesses other than the Powder Coatings Business, including rights, properties, and assets held by and used by the Ferro Sellers and/or their Affiliates in conducting similar businesses from outside the Americas;

      (C) All Retained Intellectual Property and all Shared Intellectual Property to the extent not physically located at the Real Property or at any of the locations subject to the Real Property Leases;

      (D) All trademarks used by the Ferro Sellers (or any of them), whether or not registered, that incorporate the names and trademarks "Ferro" and "Check-In-A-Circle" logo and the goodwill associated with such names, marks and logos;

      (E) All Third Party Claims that relate to Retained Assets or Retained Liabilities;

      (F) All policies of insurance and claims, subject to Section 6.8, and rights under such policies of insurance, whether or not related to the Powder Coatings Business, the Acquired Assets, or the Assumed Liabilities;


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      (G)   All privileged Business Records;

      (H) All assets of employee benefit plans being retained by the Ferro Sellers under Article 8; and

      (I) All assets, whether or not used by the Ferro Sellers in their conduct of the Powder Coatings Business, which are identified as Retained Assets on Appendix B.

2.4 ASSUMED LIABILITIES. For purposes of this Purchase Agreement, the term "Assumed Liabilities" means the following liabilities and obligations as the same shall exist as of the Closing:

      (A)   All Trade Accounts Payable and Other Current Liabilities;

      (B) All liabilities and obligations that arise after the Closing under the Contracts, Leases, Licenses, and Permits assigned to International Paint under this Purchase Agreement;

      (C) All liabilities and obligations arising out of, relating to, or resulting from any claims that Products manufactured and sold by the Powder Coatings Business following the Closing are or were defective or failed to meet warranted specifications other than those retained by the Ferro Sellers pursuant to Section 2.5(D);

      (D) Any and all liabilities, duties and obligations of, and claims against (including any claim or action, whether founded upon negligence, breach of warranty, strict liability in tort and/or other similar legal theory, seeking compensation or recovery for injury to third-parties or damage to property alleged to have been caused by a Product manufactured and sold by the Powder Coatings Business after the Closing), or relating to, or incurred by, the Powder Coatings Business, or the operation of the Powder Coatings Business or the ownership, possession or use of any of the Acquired Assets, after the Closing;

      (E)   International Paint's Employee Obligations (as defined in Section
            8.1);

      (F)   International Paint's Environmental Obligations (as defined in
            Section 8.2); and

      (G) Costs and expenses for which International Paint is responsible under Section 12.3.

2.5 RETAINED LIABILITIES. For the purposes of this Purchase Agreement the term "Retained Liabilities" means, without limitation, the following liabilities and obligations as the same shall exist as of the Closing:

      (A)   All Financial Debt;

      (B) All liabilities and obligations that have been fully discharged or satisfied by the Ferro Sellers before the Closing in transactions in the ordinary course of business and not in breach of this Purchase Agreement;


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      (C)   All liabilities, undertakings, and obligations incurred by the Ferro
            Sellers in connection with the conduct of businesses other than the Powder Coatings Business, including liabilities, undertakings, and obligations incurred by the Ferro Sellers and/or their Affiliates in conducting similar businesses from outside the Americas;

      (D) All liabilities and obligations in excess of $1,000 in any single case or in excess of $10,000 in the aggregate arising out of, relating to, or resulting from any claims that Products manufactured and sold by any of the Ferro Sellers before the Closing are or were defective or failed to meet warranted specifications if and to the extent -

            (i) Such claims are made in good faith by a customer unrelated to International Paint without solicitation or encouragement by or collusion with International Paint,

            (ii) International Paint notifies the Ferro Sellers of such claims within 18 months from the date of the Closing Date, and

            (iii) International Paint takes no action to admit, compromise or settle such claims; if International Paint elects to admit, compromise or settle any such claim, the Ferro Sellers shall have no further obligation hereunder with respect to such claim.

            In the event the Ferro Sellers desire to compromise or settle, or shall become obligated for, any such claim for which the Ferro Sellers are liable under this Section 2.5(D), International Paint shall sell to the Ferro Sellers replacement Products at International Paint's raw material and actual manufacturing costs.

      (E)   The Ferro Sellers' Employee Obligations (as defined in Section 8.1);

      (F) The Ferro Sellers' Environmental Obligations (as defined in Section 8.2);

      (G)   Costs and expenses for which the Ferro Sellers are responsible under
            Section 12.3;

      (H) All liabilities and obligations for the payment of Taxes accrued in connection with the conduct of the Powder Coatings Business with respect to periods or events occurring before the Closing;

      (I) All liabilities, undertakings, and obligations, whether or not arising out of the Ferro Sellers' conduct of the Powder Coatings Business, which are identified as Retained Liabilities on Appendix C; and

      (J) Any and all liabilities, duties and obligations of, and claims against (including any claim or action, whether founded upon negligence, breach of warranty, strict liability in tort and/or other similar legal theory, seeking compensation or recovery for injury to third-parties or damage to property alleged to have been caused by a Product manufactured and sold by the Ferro Sellers before the Closing), or relating to, or incurred by, the Ferro Sellers or any of them, or to the operation of the Powder Coatings Business or the ownership, possession or use of any of the


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            Acquired Assets, on or prior to the Closing, or to the ownership, possession or use of any of the Retained Assets, in each case whether accrued, unaccrued, matured, unmatured, absolute, contingent, known or unknown, asserted or unasserted, and whether now existing or arising at any time prior to, at, or after the Closing, and any Encumbrance against any of the Acquired Assets or any of the Retained Assets, except only for the Assumed Liabilities.

2.6 PURCHASE PRICE. For purposes of this Purchase Agreement, the term "Purchase Price" means $56,000,000, plus or minus the amount of the Adjustment (and, if applicable, any further adjustment(s) pursuant to Section 9.9).

2.7   ADJUSTMENT. The Adjustment will be determined as follows:

      (A) PRELIMINARY WORKING CAPITAL STATEMENT. As promptly as practicable, but in any event within forty-five (45) days after the Closing Date, International Paint shall prepare and deliver to the Ferro Sellers a statement (the "Preliminary Working Capital Statement") of the Working Capital of the Powder Coatings Business at and as of the Closing Date, substantially in the form set forth in Part 1 of Appendix D. The Preliminary Working Capital Statement shall be prepared in accordance with the accounting methods, policies, practices and procedures set forth on Appendix E (the "Accounting Principles").

      (B) FERRO SELLERS' REVIEW. If the Ferro Sellers disagree with any items shown on the Preliminary Working Capital Statement, the Ferro Sellers shall notify International Paint in writing of such disagreement within forty-five (45) days after delivery of the Preliminary Working Capital Statement, which notice shall describe the nature of any such disagreement in reasonable detail, identify the specific items involved and the dollar amount of each such disagreement. After the end of such 45-day period, the Ferro Sellers may not introduce additional disagreements with respect to any item in the Preliminary Working Capital Statement or increase the amount of any disagreement, and any item not so identified shall be deemed to be agreed to by the Ferro Sellers and will be final and binding upon the parties. During the 45-day period of its review, the Ferro Sellers and their representatives shall have reasonable access to any documents, schedules or workpapers used in the preparation of the Preliminary Working Capital Statement.

      (C) DISPUTE RESOLUTION. The Ferro Sellers and International Paint agree to negotiate in good faith to resolve any such disagreement relating to items included on the Preliminary Working Capital Statement. If the Ferro Sellers and International Paint are unable to resolve all disagreements properly identified by the Ferro Sellers pursuant to
            Section 2.7(B) within sixty (60) days after delivery to International Paint of written notice of such disagreement, then such disagreements shall be submitted for final and binding resolution to Price Waterhouse Coopers or, if Price Waterhouse Coopers should decline such engagement, such other internationally recognized accounting firm as the Ferro Sellers and International Paint shall mutually agree (the "Accountants"). The Accountants so selected will only consider those items and amounts set forth in the Preliminary Working Capital Statement as to which the Ferro Sellers and International Paint have disagreed within the time periods and on the terms specified above and must resolve the matter in accordance with the terms and


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            provisions of the Agreement. The parties will instruct the
            Accountants to deliver to the Ferro Sellers and International Paint, as promptly as practicable and in any event within one hundred and twenty (120) days after its appointment, a written report setting forth the resolution of any such disagreement determined in accordance with the terms of this Purchase Agreement. The Accountants shall make its determination based solely on presentations and supporting material provided by the parties and not pursuant to any independent review. The determination of the Accountants shall be final and binding upon the Ferro Sellers and International Paint. The fees, expenses and costs of the Accountants shall be borne one-half by the Ferro Sellers and one-half by International Paint.

      (D) FINAL DETERMINATION. The Preliminary Working Capital Statement shall be deemed final for the purposes of this Section 2.7 upon the earliest of (A) the failure of the Ferro Sellers to notify International Paint of a dispute with 45 days of International Paint's delivery of the Preliminary Working Capital Statement to the Ferro Sellers, (B) the resolution of all disputes, pursuant to
            Section 2.7(C), by the Ferro Sellers and International Paint and (C) the resolution of all disputes, pursuant to Section 2.7(C), by the Accountants.

      (E) BASE-LINE WORKING CAPITAL. The "Base-Line Working Capital" will be an amount equal to $8,642,044 (the details of which are set forth in Part 2 of Appendix D).

      (F) CLOSING WORKING CAPITAL. The "Closing Working Capital" will be an amount equal to the Working Capital of the Powder Coatings Business at and as of the Closing as determined under Sections 2.7(A)-(D) above.

      (G)   AMOUNT OF ADJUSTMENT. If the Closing Working Capital is

            (A) Less than the Base Line Working Capital, then the Adjustment will be a negative amount equal to the amount by which the Closing Working Capital is less than the Base-Line Working Capital; or

            (B) More than the Base Line Working Capital, then the Adjustment will be a positive amount equal to the amount by which the Closing Working Capital is greater than the Base-Line Working Capital.

            The Purchase Price will finally be determined on the date the amount of the Adjustment is finally determined.

2.8 PAYMENT OF PURCHASE PRICE. International Paint will pay the Purchase Price as follows:

      (A) PAYMENT AT CLOSING. At the Closing, International Paint will pay Ferro (for itself and as agent for the other Ferro Sellers) the total sum of $56,000,000; and

      (B) FINAL PAYMENT. If the Adjustment is a positive amount, International Paint will, within 10 business days after the final determination of the Purchase Price, pay Ferro (for itself and as agent for the other Ferro Sellers) the amount of the Adjustment, together with interest thereon at the Prescribed Rate for the period from the Closing Date through and including the date on which the Adjustment is paid.


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      (Payments of further adjustments pursuant to Section 9.9 will be made as provided in Article 9.)

2.9 REFUND OF ADJUSTMENT. If the Adjustment is a negative amount, then the Ferro Sellers will, within 10 business days after the final determination of the Purchase Price, refund to International Paint the amount of the Adjustment, together with interest thereon at the Prescribed Rate for the period from the Closing Date through and including the date on which the Adjustment is paid.

2.10 METHOD OF PAYMENT. All payments under this Purchase Agreement shall be made by delivery to the payee as follows:

      (A) DIRECTED PAYMENTS. If a party which is entitled to a payment under this Purchase Agreement provides the other party five days' advance written designation of a bank and account number into which the payee wishes payment to be made, then the payor will make such payment by wire transfer (in immediately available funds) to the designated account of the payee.

      (B) OTHER PAYMENTS. In all other cases, the party obligated to make a payment under this Purchase Agreement will do so by delivering to the payee a bank cashier's check (in immediately available funds) payable to the order of the payee.

2.11 ALLOCATION OF CONSIDERATION. The total consideration paid by International Paint to purchase the Powder Coatings Business from the Ferro Sellers is the sum of the Purchase Price plus the book amount of the Assumed Liabilities listed in Appendix D as at the Closing, which consideration will be allocated by mutual agreement between the Ferro Sellers and International Paint among the Acquired Assets under the principles set forth on Appendix F. The allocation for Tax purposes will follow the principles of section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"). International Paint and the Ferro Sellers will, within 120 days following the Closing, agree to the Purchase Price allocation for Tax purposes consistent with the principles set forth in Appendix F.

2.12 TAXES. The Purchase Price paid by International Paint will be exclusive of any transfer taxes, including sales and use, real property recording fees and taxes, and value added taxes. The parties will use all reasonable efforts to ensure, to the extent possible, that the transfer of the Powder Coatings Business in accordance with any local transfer agreement is treated as a transfer of a business as a going concern or otherwise qualifies for exemption for the purposes of any applicable transfer taxes or otherwise falls within another applicable exemption from transfer taxes.

ARTICLE 3 - ACTIONS BEFORE CLOSING

3.1 ACCESS TO RECORDS. From today until the Closing, the Ferro Sellers will cause the Powder Coatings Business to afford duly authorized representatives of International Paint free and full access during normal business hours to all of the assets, properties, books, and nonprivileged records of the Powder Coatings Business and will permit such representatives to make abstracts from, or take copies of, such books, records, or other documentation, or to obtain temporary possession of any thereof as may be reasonably


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      required by International Paint. During such period, the Ferro Sellers will furnish to International Paint such information concerning the Powder Coatings Business and its assets, liabilities, or condition as International Paint may request. Notwithstanding the foregoing, the Ferro Sellers will not be obligated to disclose or make available to International Paint any information concerning the Powder Coatings Business that, in the opinion of Ferro's counsel, should not be disclosed to International Paint as a matter of law, by contract or to protect a claim of privilege; provided, however, that in all cases, the Ferro Sellers represent and warrant to International Paint that such withheld information, both individually and in the aggregate, is not materially adverse to the Powder Coatings Business.

3.2 INTERIM CONDUCT OF THE POWDER COATINGS BUSINESS. From today until the Closing, the Ferro Sellers will conduct the Powder Coatings Business only in the ordinary and usual course, subject to International Paint's approval of certain transactions pursuant to Section 3.3. Without limiting the generality of the foregoing, insofar as the Powder Coatings Business is concerned, the Ferro Sellers will use their reasonable efforts to:

      (A) Preserve substantially intact the Powder Coatings Business' relationships with suppliers, customers, employees, creditors, and others having business dealings with the Powder Coatings Business;

      (B) Maintain in full force and effect its existing policies of insurance which materially affect the Powder Coatings Business; and

      (C) Continue performance in the ordinary course of its obligations under contracts, commitments, or other obligations to be included as part of the Powder Coatings Business.

      Notwithstanding the foregoing, the Ferro Sellers will, prior to Closing, issue a Termination Notice to Ferro Industrial Products (Proprietary) Limited under the License and Technical Assistance Agreement indicating that the license is, as of Closing, fully paid and non-exclusive with respect to the Products.

3.3 INTERNATIONAL PAINT'S APPROVAL OF CERTAIN TRANSACTIONS. Except as may otherwise be required under this Purchase Agreement, from today until the Closing, insofar as the Powder Coatings Business is concerned, the Ferro Sellers will not do any of the following without the prior approval with written confirmation of International Paint, which approval shall not be unreasonably withheld:

      (A) Purchase or dispose of any real property or interests in real property;

      (B) Enter into any lease for real property involving a term of more than one year or rental obligation exceeding $250,000 per annum in any single case;

      (C) Enter into any lease for personal property involving a term of more than one year or rental obligation exceeding $100,000 per annum in any single case;

      (D) Voluntarily permit to be incurred any Encumbrances on assets of the Powder Coatings Business except in the ordinary course of business;


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      (E)   Except for normal merit or cost-of-living increases in accordance with the Ferro Sellers' past practices or required by Argentinean legal requirements and except for any changes generally affecting Ferro's salaried employees, increase the rate of compensation for any of the employees of the Powder Coatings Business or otherwise enter into or alter any employment, consulting, or managerial services agreement affecting the Powder Coatings Business;

      (F) Except for pension benefit plans and amendments that are required to be executed in response to determination letter requests filed with the Internal Revenue Service, and except for any changes generally affecting Ferro's salaried employees, commence, enter into, or alter any pension, retirement, profit-sharing, employee stock option or stock purchase, bonus, deferred compensation, incentive compensation, life insurance, health insurance, fringe benefit, or other employee benefit scheme, plan, or arrangement affecting employees of the Powder Coatings Business;

      (G) Make any single new commitment or increase any single previous commitment for capital expenditures for the Powder Coatings Business in an amount exceeding $375,000;

      (H) Accelerate or delay the sale of Products except as may be necessary in the ordinary course of business;

      (I) Sell, assign, transfer, license, or convey, abandon or fail to maintain any of the intellectual property to be included as part of the Acquired Assets.

      (J) Except for the resolution of any grievance, enter into, modify or terminate any labor or collective bargaining agreement relating to the Powder Coatings Business or, through negotiation or otherwise, make any commitment or incur any liability to any labor organization relating to employees of the Powder Coatings Business;

      (K) Enter into any transaction or make or enter into any Contract relating to the Powder Coatings Business which by reason of its size or otherwise is not in the ordinary course of business;

      (L) With respect to the Powder Coatings Business, authorize, propose, enter into or agree to enter into any acquisition of assets for a price in excess of $375,000;

      (M) Waive any claims or rights under any Material Contract or with respect to the Acquired Assets in any material respect;

      (N) Terminate any Material Contract or voluntarily consent to the termination of any Material Contract (including, without limitation, any lease) by any other party thereto; or

      (O) Except as otherwise provided in this Section 3.3, enter into any contract, agreement or arrangement with respect to any of the foregoing.

3.4 NEGOTIATION OF OTHER AGREEMENTS. From today until the Closing, the parties will negotiate in good faith and enter into such other and further agreements as they may


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      deem appropriate or necessary for the orderly transfer of the Powder
      Coatings Business from the Ferro Sellers to International Paint, including -

      (A) A Cleveland Facility Lease Agreement (the "Cleveland Lease Agreement") on substantially the terms set forth on Appendix G, Part 1;

      (B) A Transition Services Agreement (the "Transition Services Agreement") on substantially the terms set forth on Appendix G, Part 2;

      (C) An Argentina Toll Agreement (the "Argentina Toll Agreement") on substantially the terms set forth on Appendix H;

      (D) A Joint Marketing Agreement (the "Joint Marketing Agreement") on substantially the terms set forth on Appendix I;

      (E) A Technology License Agreement (the "Technology License Agreement") on substantially the terms set forth on Appendix J; and

      (F) A California Transition Services Agreement (the "California Transition Services Agreement") on terms and conditions mutually agreeable to the parties.

      (Such agreements, as well as any other agreements into which the parties enter in connection with the transactions contemplated by this Purchase Agreement which make specific reference to this Section 3.4, are collectively referred to as the "Other Agreements.")

3.5 CONSENTS. From today until the Closing, the Ferro Sellers will use their reasonable efforts to obtain the consents or approvals (or effective waivers thereof) of assignment from those third parties whose consents or approvals are required for the assignment or transfer of the Material Consents. In addition from today until the Closing, International Paint will use its reasonable efforts to assist the Ferro Sellers in obtaining the Material Consents and any other consents or approvals (or effective waivers thereof) of all other third-parties whose consents or approvals are required for the assignment of the Ferro Sellers' rights under Powder Coatings Business Contracts, Leases, Licenses, Permits and other similar items. Failure of the parties to obtain the Material Consents or any other consents or approvals shall not be deemed to be a breach of this Purchase Agreement and shall not give rise to monetary damages against either party; provided that obtaining all Material Consents remains a condition precedent to Closing under Section 4.1(H).

3.6 COORDINATION OF PUBLIC ANNOUNCEMENTS. From today until the Closing, neither party will make any public announcement concerning the transactions contemplated by this Purchase Agreement without having previously consulted with and having received the consent of the other parties, such consent not to be withheld unreasonably. Nothing in the preceding sentence, however, shall prevent any party from making any announcement required by law, by the rules of any securities exchange, or by any listing agreement with a securities exchange to which such party is a party or by which it is bound. The parties will cooperate in the planning, preparation, and issuance of any and all public announcements concerning this Purchase Agreement and the transactions contemplated by this Purchase Agreement.


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3.7   REGULATORY APPROVALS. Immediately after the execution and delivery of this
      Purchase Agreement, the parties will promptly proceed with the preparation and filing of any required filings necessary in order to obtain the approval or authorization of those governmental agencies or instrumentalities whose approval or authorization is necessary in order to consummate the transactions contemplated by this Purchase Agreement, including the following:

      (A) Notification under Title II of the Hart-Scott-Rodino Antitrust Improvements Act, as amended, and the rules of the Federal Trade Commission thereunder;

      (B) Such foreign filings as shall be deemed necessary by counsel to the respective parties hereto.

      If any of the foregoing governmental authorities require, as a condition to granting any such approval or authorization, or as a condition to not issuing a request for additional information or not commencing a second-phase investigation of the transactions contemplated by this Purchase Agreement, then the parties will cooperate in good faith to take such action as may reasonably be necessary to prevent or ameliorate any actual or perceived anti-competitive consequences of the transactions contemplated by this Purchase Agreement so as to make possible consummation of the transactions contemplated by this Purchase Agreement at the earliest practicable date; provided, however, that under no circumstances shall International Paint be required to hold separate or dispose (directly or indirectly) of any assets or business units.

3.8   SHARED INTELLECTUAL PROPERTY. Between today and the Closing,

      (A) The Ferro Sellers will convene a meeting of selected technical Employees of the Powder Coatings Business and selected technical employees of Ferro's powder coating business conducted in and from Europe. The purpose of such meeting will be to allow all such employees a full and free opportunity to discuss and educate themselves regarding the current status and development of the Ferro research and development projects related to Shared Intellectual Property in regions other than their own. The Ferro Sellers will select employees to participate in such meeting who are, in the Ferro Sellers' reasonable opinion, most appropriate to participate in such an exchange of technical information for the benefit of both the Powder Coatings Business and the powder coatings business conducted in and from Europe.

      (B) If materials needed for a full understanding of the Shared Intellectual Property projects being conducted in Europe are not already physically located at the Real Property, at any of the locations subject to the Real Property Leases or at the R&D Lab, then the Ferro Sellers will assemble a copy of such materials and assure that such copy is physically located at the R&D Lab at the Closing.

      (C) International Paint will negotiate with RandH a Shared Intellectual Property Agreement (the "Shared Intellectual Property Agreement") setting forth the terms and conditions under which International Paint and RandH will share the Shared Intellectual Property after the Closing.

      Under no circumstances will the Ferro Sellers have any liability whatsoever to International Paint with respect to the transfer of information regarding the Shared


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      Intellectual Property beyond what is stated in this Section 3.8 or as to the terms of the Shared Intellectual Property Agreement.

3.9 HYPERLINK. For a period of no less than 90 days after the Closing, Ferro shall maintain on the home page of its website a hyperlink to the following URL: www.akzonobelpowder.com, together with a statement indicating that the Powder Coatings Business has been sold to International Paint. The placement and design of such hyperlink shall be subject to Ferro's sole discretion.

ARTICLE 4 - CONDITIONS

4.1 CONDITIONS TO INTERNATIONAL PAINT'S OBLIGATIONS. The obligation of International Paint to consummate the transactions contemplated by this Purchase Agreement is subject to the satisfaction of the following conditions at the Closing:

      (A)   The representations and warranties of the Ferro Sellers contained in
            Section 7.1 of this Purchase Agreement shall be true, accurate and complete as of today and as of the Closing (except with respect to the effect of transactions contemplated or permitted by this Purchase Agreement);

      (B)   The representations and warranties of the Ferro Sellers contained in
            Section 7.2 of this Purchase Agreement shall be true, accurate and complete in all material respects as of today and as of the Closing (as if such representations and warranties had been made anew as of the Closing) except with respect to the effect of transactions contemplated or permitted by this Purchase Agreement, changes resulting from the passage of time on dated material in the Powder Coatings Disclosure Package and transactions in the ordinary course of business not in breach of the Ferro Sellers' obligations under this Purchase Agreement;

      (C) The Ferro Sellers, in all material respects, shall have performed and complied with all undertakings required by this Purchase Agreement to be performed or satisfied by the Ferro Sellers before the Closing including entering into the Other Agreements;

      (D) The Ferro Sellers shall have taken all corporate and other proceedings or actions necessary to be taken by the Ferro Sellers for consummation of the transactions contemplated by this Purchase Agreement;

      (E) The Ferro Sellers shall be prepared to deliver the documents listed in Appendix K;

      (F) There shall not have been issued and in effect any injunction or similar legal order prohibiting or restraining consummation of any of the transactions contemplated in this Purchase Agreement;

      (G) All regulatory approvals described in Section 3.7 shall have been obtained; and

      (H) The Material Consents shall have been obtained (but only the Material Consents as defined in Appendix A and under no circumstance whatsoever shall the failure to obtain any consent or approval, other than the Material Consents, constitute a condition to International Paint's obligation to consummate the transactions contemplated in this Purchase Agreement).


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4.2   CONDITIONS TO THE FERRO SELLERS' OBLIGATIONS. The obligation of the Ferro
      Sellers to consummate the transactions contemplated by this Purchase Agreement is subject to the satisfaction of the following conditions at or before the Closing:

      (A) The representations and warranties of the International Paint contained in Section 7.3 of this Purchase Agreement shall be true, accurate, and complete in all material respects as of today and as of the Closing (except with respect to the effect of the transactions contemplated or permitted by this Agreement);

      (B) International Paint, in all material respects, shall have performed and complied with all undertakings required by this Purchase Agreement to be performed or satisfied by International Paint before the Closing including entering into the Other Agreements;

      (C) International Paint shall have taken all corporate and other proceedings or actions necessary to be taken by International Paint for consummation of the transactions contemplated by this Purchase Agreement;

      (D) International Paint shall be prepared to deliver the documents listed in Appendix L and a fully-executed copy of the Shared Intellectual Property Agreement;

      (E) If International Paint has assigned its rights and delegated its duties under this Purchase Agreement to an Affiliate as permitted under Section 12.5, International Paint shall provide the Guarantee;

      (F) There shall not have been issued and in effect any injunction or similar legal order prohibiting or restraining consummation of any of the transactions contemplated in this Purchase Agreement;

      (G)   The Material Consents shall have been obtained; and

      (H) All of the conditions precedent to the closing contemplated in a Purchase Agreement dated today's date by and among Rohm and Haas Company ("RandH") and Ferro, Ferro Spain S.A., Ferro (Great Britain) Ltd., Ruhr-Pulverlack GmbH and Ferro-Ruhr-Pulver Nordiska AB (with respect to the sale of Ferro's European powder coatings business) and all of the conditions precedent to the closings contemplated in a Purchase Agreement dated today's date by and among International Paint (or an affiliate of International Paint) and Ferro (with respect to the sale of Ferro's Chinese powder coatings business) and a Purchase Agreement dated today's date by and among International Paint (or an affiliate of International Paint) and Ferro (with respect to the sale of Ferro's Korean powder coatings business) shall have been duly satisfied and/or waived and the parties thereto shall be prepared to proceed with such closing simultaneously with the Closing contemplated by this Agreement.

4.3   PARTIES' BEST EFFORTS. Except with respect to the condition set forth in
      Section 4.2(H), from today until the Closing, the parties will cooperate and use their respective reasonable best efforts to cause the conditions set forth in this Article 4 over which they may respectively have influence or control to be satisfied as soon as reasonably practicable.


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ARTICLE 5 - CLOSING

5.1 THE CLOSING. For purposes of this Purchase Agreement, the term "Closing" means the time at which the transactions contemplated by this Purchase Agreement will be consummated after satisfaction or waiver of the conditions set forth in Article 4 of this Purchase Agreement.

5.2 DATE, TIME, AND PLACE OF CLOSING. The Closing will take place at 10:00 a.m. (Eastern Time) on the later to occur of (A) August 30, 2002, or (B) a date to be mutually agreed by the parties not later than 30 days after the date on which the last of the conditions set forth in Sections 4.1 and 4.2 and comparable provisions in the purchase agreements (referred to in subsection 4.2(H)) with RandH and with International Paint (or an affiliate of International Paint) (with respect to the sale of Ferro's European, Chinese and Korean powder coatings businesses) shall have been satisfied or waived (the "Closing Date"). The Closing will take place at the offices of Squire, Sanders & Dempsey, 4900 Key Tower, 127 Public Square, Cleveland, Ohio, or at such other place or places as the parties may agree in writing. The Closing will be deemed to have occurred as of 11:59 p.m. on the Closing Date (the "Closing Time").

5.3 INTERNATIONAL PAINT'S OBLIGATIONS. At the Closing, International Paint will deliver to the Ferro Sellers the following:

      (A) The documents, certificates, and other items referred to in Appendix L and a copy of the fully-executed Shared Intellectual Property Agreement;

      (B) Such instruments as may be necessary or appropriate to reflect International Paint's assumption of the Assumed Liabilities effective as of the Closing; and

      (C)   The amount specified in Section 2.8(a).

5.4 THE FERRO SELLERS' OBLIGATIONS. At the Closing, the Ferro Sellers will deliver to International Paint the following:

      (A)   The documents, certificates, and other items referred to in Appendix
            K;

      (B) Ownership to the Acquired Assets as contemplated in this Purchase Agreement; and

      (C) Such deeds, bills of sale, and such other instruments as may be necessary or appropriate to reflect the Ferro Sellers' conveyance of the Acquired Assets to International Paint.

5.5 LOCAL FORMALITIES. If either party desires that the specific terms and conditions (including price allocation) of this Purchase Agreement applicable to a given jurisdiction be put in writing in a separate agreement or instrument, then the parties will cooperate to prepare and execute such separate agreement, but such separate agreement will (unless the parties expressly agree otherwise in a signed document that refers to this Section 5.5) in all events be interpreted consistently with and as subordinate to the terms and conditions of this Purchase Agreement.


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ARTICLE 6 - ACTIONS AFTER CLOSING

6.1 FURTHER CONVEYANCES. After the Closing the Ferro Sellers will, without further cost or expense to International Paint, except as otherwise provided in Section 12.3(C), execute and deliver to International Paint or (cause the same to be executed and delivered to International Paint), such additional instruments of conveyance, and the Ferro Sellers shall take such other and further actions as International Paint may reasonably request and which are ordinarily provided by a seller, more completely to sell, transfer, and assign to International Paint and vest in International Paint Ownership to the Acquired Assets.

6.2 FURTHER CONSENTS. If and to the extent the parties fail to obtain before Closing the consent or approval (or an effective waiver thereof), other than a Material Consent, of any third-party required for the assignment of the Ferro Sellers' rights under Powder Coatings Business Contracts, Leases, Licenses, Permits or other similar items, then after the Closing--

      (A) Until such consent or approval (or an effective waiver thereof) has been obtained

            (1) On behalf of the Ferro Sellers, International Paint will perform all of the Ferro Sellers' duties with respect to such item, and

            (2) On behalf of International Paint, the Ferro Sellers will exercise all of the Ferro Sellers' rights with respect to such item as directed by International Paint.

      (B) The parties will use reasonable efforts to obtain from such third-party the consent or approval (or effective waiver thereof).

      (C) If the parties are unable to obtain any such consent, approval, or waiver, then

            (1) This Purchase Agreement shall not constitute or be deemed to be a contract to assign the same if an attempted assignment without such consent, approval, or waiver would constitute a breach of such item or create in the issuer or any party thereto the right or power to cancel or terminate such item; and

            (2) The Ferro Sellers will cooperate with International Paint in any reasonable arrangement designed to provide International Paint with the benefit of the Ferro Sellers' rights under such item, including enforcement (at International Paint's expense) of any and all rights of the Ferro Sellers against such third-party as International Paint may reasonably request.

      In use of its reasonable efforts under subsection (C) above, the Ferro Sellers will not be obligated to pay any additional consideration in order to obtain any consent, approval, or waiver. The Ferro Sellers will, however, cooperate with International Paint in obtaining a reasonable and economic solution with such third-party.

6.3 ACCOUNTING REPORTS. International Paint will cause the management of the Powder Coatings Business to provide to the Ferro Sellers such records and accounts as are prepared by International Paint in accordance with its normal accounting procedures and


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      such other records, accounts or reports as the Ferro Sellers may reasonably request or, in the alternative to the latter, access to the Ferro Sellers to all such other information as may reasonably be requested by the Ferro Sellers, in order to permit the Ferro Sellers to complete their financial statements and reports relating to the pre-Closing activities of the Powder Coatings Business; provided that International Paint will be under no obligation to generate independent records or accounts for Ferro.

      International Paint will also cause management of the Powder Coatings Business to afford Ferro's internal and external auditors reasonable access upon at least three days prior notice and during normal business hours to the books and records of the Powder Coatings Business as they may need in order for Ferro to satisfy normal quarterly and year-end reporting and audit requirements.

6.4 NONCOMPETITION. In order to protect the goodwill of the Powder Coatings Business, the Ferro Sellers undertake that for a period of five years after the Closing neither the Ferro Sellers nor any of their Affiliates will, directly or indirectly, engage in, or have an ownership interest in or act as agent, advisor, or consultant of or to any third-party that is engaged in, the business of designing, developing, formulating, manufacturing, or selling thermosetting-formulated powder surface coatings for decorative or protective end-use applications of the nature currently sold by the Powder Coatings Business (the "Noncompete Business") in the Americas, nor during such period will the Ferro Sellers sell or license (in a stand-alone transaction not in connection with a sale of substantially all of the assets of Ferro) the use of the Ferro name or the Ferro "Check-In-A-Circle" logo to any third-party for use in connection with the conduct of a Noncompete Business. Nothing in this Section 6.4, however, shall be deemed to prohibit or restrict the Ferro Sellers, nor any of their Affiliates or any successor or assign of any of the foregoing -

      (A) From continuing to conduct any business in which any of such companies are currently engaged, or, in the case of any successor or assign of any of the foregoing, any business in which such successor or assign was engaged prior to succeeding to the business of such company (whether by share acquisition, asset acquisition or otherwise), and logical extensions (by product line or technology) of such businesses, including comparable businesses conducted by the Ferro Sellers and/or their Affiliates in conducting similar businesses from outside the Americas;

      (B) From acquiring or owning less than a controlling equity interest in any publicly-traded company (whether or not such company is engaged in a business that competes with the Noncompete Business);

      (C) From acquiring a controlling equity interest in any company or other entity that is engaged in a business that competes with the Noncompete Business if the annual sales from such entity's competing business or entity do not exceed 20% of such business' or entity's total revenues in the 12-month period immediately preceding such acquisition provided that the acquisition of such competing business was not the principal purpose of such acquisition;

      (D) From acquiring a controlling equity interest in any company or other entity that is engaged in a business that competes with the Noncompete Business if the annual sales from such entity's competing business or entity exceed 20% provided that (1) the acquisition of such competing business was not the principal


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            purpose of such acquisition and (2) the acquiring company makes a good faith effort to dispose of any such competing business within one year after its acquisition; or

      (E)   From carrying out its obligations under the Joint Marketing
            Agreement.

      In addition to the foregoing, International Paint will not, and will cause its Affiliates not to, use, for a period of one year beginning on the Closing Date and ending on the first anniversary of the Closing Date, any of the Acquired Intellectual Property or any of the Shared Intellectual Property in any manner whatsoever in the Republic of South Africa.

6.5 USE OF FERRO NAME AND MARK. As soon as practicable after Closing, but in no event no later than nine (9) months after the Closing Date, International Paint shall discontinue all use in any manner whatsoever of the Ferro name, the Ferro "Check-In-A-Circle" logo and all similar names and logos; provided, however, that during such period prior to ceasing all use, International Paint shall be permitted to use the Ferro name and the Ferro "Check-In-A-Circle" logo solely in connection with the operation of the Powder Coatings Business and substantially in the same manner as the name and logo were used by the Ferro Sellers in connection with the operation of the Powder Coatings Business immediately prior to Closing. Under no circumstances whatsoever will International Paint use the Ferro name or the Ferro "Check-In-A-Circle" logo in connection with the conduct of any other business or operation of International Paint or any of its Affiliates, including any other powder coatings business presently conducted by International Paint or any of its Affiliates. International Paint shall not take any action or fail to take any action that could be reasonably expected to have an adverse effect on the Ferro name or the Ferro "Check-In-A-Circle" logo.

6.6 ACCESS TO FORMER BUSINESS RECORDS. For a period of 10 years after the Closing, or until any audits of the Ferro Sellers' Tax returns relating to periods before or including the Closing are completed, whichever occurs later, International Paint will retain all business records constituting part of the Acquired Assets. During such period, International Paint, upon at least three days notice, and during normal business hours will afford duly authorized representatives of the Ferro Sellers free and full access to all of such records and will permit such representatives, at the Ferro Sellers' expense, to make abstracts from, or to take copies of any of such records created, produced, or obtained before the Closing, as may be reasonably requested by the Ferro Sellers. During such period, International Paint will cooperate with the Ferro Sellers, and cause employees of the Powder Coatings Business to cooperate with the Ferro Sellers, in furnishing information, evidence, testimony, and other assistance in connection with any action, proceeding, or investigation relating to the Ferro Sellers' conduct of the Powder Coatings Business before the Closing, and Ferro will provide reimbursement for all out-of-pocket expenses incurred by International Paint or such employees in connection with providing the assistance contemplated in this Section 6.6.

6.7 ACCESS TO FORMER EMPLOYEES. After the Closing, each party will make available to the other party employees of International Paint, the Ferro Sellers, and the Powder Coatings Business whom the other party may reasonably need in order to defend or prosecute any legal or administrative action to which the Ferro Sellers or International Paint are a party and which relates to the conduct of the Powder Coatings Business before the Closing. The requesting party will pay or reimburse the other party for all reasonable expenses which may be incurred by such employees in connection therewith, including


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      all travel, lodging, and meal expenses, and will further compensate the other for the number of whole business days spent by each such employee in providing such services at the rate of 130% of the average daily gross pay per business day (excluding the value of employee benefits) of such employee during the calendar month in which such services are performed.

6.8 TERMINATION OF INSURANCE COVERAGE. At or after the Closing, the Ferro Sellers and their Affiliates will have the right to terminate any and all insurance coverage affecting the Powder Coatings Business with the effect that International Paint will have no right of recovery with respect to any claim under policies or for refunds of premiums of insurance that previously covered the Powder Coatings Business. International Paint will, however, continue to be entitled to recoveries (net of deductibles and out-of-pocket claims handling costs) after the Closing under occurrence-based insurance policies to the extent the recovery constitutes an Acquired Asset as a Third Party Claim related to an Acquired Asset or an Assumed Liability. The Ferro Sellers will be responsible for the administration of claims for such recoveries.

6.9 TRADE SECRETS. From and after the Closing, the Ferro Sellers will not, and will use their reasonable best efforts to cause their employees not to, disclose to any third-party any trade secrets of the Powder Coatings Business or any other information regarding the Powder Coatings Business of a type held in confidence under the practices and policies of the Powder Coatings Business immediately prior to Closing. Such information shall not include information that (A) is or becomes generally available to the public other than as a result of a disclosure by the Ferro Sellers or any of its employees or (B) became available to the Ferro Sellers or any of its employees on a non-confidential basis from a source other than the Ferro Sellers or any employee of the Ferro Sellers that was an employee of the Powder Coatings Business at any time prior to the Closing. The provisions of this Section 6.9 shall not apply to any disclosure of information to the extent (1) International Paint or any Affiliate of International Paint has given its prior written consent to such disclosure, (2) such disclosure is required by law or by any applicable ruling, decree or order of a governmental agency or judicial or regulatory authority, provided, however, that in such an event, the Ferro Sellers will give International Paint notice of such requirement to disclose in order to provide International Paint with the opportunity to challenge the disclosure, the scope of the disclosure and/or obtain a protective order regarding the disclosure.

ARTICLE 7 - REPRESENTATIONS AND WARRANTIES

7.1 THE FERRO SELLERS' GENERAL REPRESENTATIONS AND WARRANTIES. The Ferro Sellers represent and warrant to International Paint the following:

      (A)   ORGANIZATION AND EXISTENCE. With respect to the Ferro Sellers,

            (1) Ferro is a corporation duly organized, validly existing, and in good standing under the laws of the State of Ohio;

            (2) Ferro Argentina is a corporation (sociedad anonima) duly organized and existing under the laws of Argentina; and

            (3) Ferro Mexico is a corporation with variable capital (sociedad anonima de capital variable) duly organized and existing under the laws of Mexico.


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      (B)   POWER AND AUTHORITY. The Ferro Sellers have full power and authority under their respective constitutive documents and the laws of the jurisdictions in which they respectively are organized to execute, deliver, and perform this Purchase Agreement.

      (C) AUTHORIZATION. The execution, delivery, and performance of this Purchase Agreement by the Ferro Sellers have been duly authorized by all requisite corporate action on the part of the Ferro Sellers.

      (D) BINDING EFFECT. This Purchase Agreement is a valid, binding, and enforceable legal obligation of the Ferro Sellers, except as enforceability may be limited by principles of equity and by bankruptcy and insolvency laws generally.

      (E) NO DEFAULT. Neither the execution and delivery of this Purchase Agreement nor the Ferro Sellers' full performance of their respective obligations under this Purchase Agreement will violate or breach, or otherwise constitute or give rise to (with the giving of notice or passage of time or both) a Default under, the terms or provisions of the Ferro Sellers' respective constitutive documents or of any material contract, commitment, or other obligation to which any of the Ferro Sellers are a party or by which they are bound, except for any such Default which would not, either individually or in the aggregate have a material adverse effect on the ability of the Ferro Sellers to consummate the transaction contemplated hereby.

      (F) FINDERS. With the sole exception of Salomon Smith Barney Inc., the Ferro Sellers have not engaged and are not directly or indirectly obligated to any third-party acting as a broker, finder, or similar capacity in connection with the transactions contemplated by this Purchase Agreement.

      (G) CONSENTS AND APPROVALS. No consent, approval, license, permit, order or authorization of, or notice to, or registration, declaration or filing with, any Governmental Authority or any other third-party is required to be obtained or made by or with respect to the Ferro Sellers in connection with the execution, delivery or performance of this Purchase Agreement by the Ferro Sellers or the consummation of the transactions contemplated hereby by the Ferro Sellers or in order to preclude any termination, suspension, acceleration, modification or impairment of any of the Contracts or any legal or contractual right, privilege, license or franchise which is included in the Acquired Assets, other than (i) the Material Consents and
            (ii) any such consents, approvals, licenses, permits, orders or authorizations, notices, registrations, declarations or filings, the failure of which to obtain or be made, in each case, would not have a material adverse effect on the Powder Coatings Business Condition.

      (H) NO KNOWLEDGE OF INTERNATIONAL PAINT'S DEFAULT. The Ferro Sellers have no knowledge that any of International Paint's representations and warranties are untrue, incorrect, or incomplete or that International Paint is in Default under any term or provision of this Purchase Agreement.

7.2 THE FERRO SELLERS' REPRESENTATIONS AND WARRANTIES CONCERNING THE DISCLOSURE PACKAGE. Simultaneously with the execution and delivery of this Purchase Agreement,


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the Ferro Sellers are delivering to International Paint a bound volume of disclosure materials (the "Disclosure Package") entitled the "Powder Coatings Disclosure Package" and consisting of 18 Parts, consecutively lettered A-R, inclusive. The Ferro Sellers represent and warrant to International Paint that the Disclosure Package contains the information described in Appendix M. In addition, the Ferro Sellers represent and warrant to International Paint the following with respect to the Disclosure Package:

      (A) ORGANIZATION. Except as otherwise disclosed on Part A of the Disclosure Package, the Ferro Sellers neither own nor hold any other equity interest, directly or indirectly, in any company, corporation, partnership, joint venture, business, firm, or other entity which, to the Ferro Sellers' knowledge, engages in any business in competition with the Powder Coatings Business.

      (B) FINANCIAL STATEMENTS. Except as otherwise disclosed on Part B, the financial statements contained in Subparts B-1 to B-6 are true and correct copies of financial reports derived from management accounts created and maintained by Ferro in the ordinary course in accordance with its standard practice. To the Ferro Sellers' knowledge, such financial reports present fairly, in all material respects, the financial position of the Powder Coatings Business as of the dates thereof.

      (C) INVENTORIES. Except as otherwise disclosed on Part C, (1) the Ferro Sellers Own all Inventories described on Part C; (2) such Inventories have been valued on the books of the Ferro Sellers in accordance with the Accounting Principles and (3) all Inventories are saleable in the ordinary course of business.

      (D)   TRADE ACCOUNTS RECEIVABLE. Except as otherwise disclosed on Part D,
            (1) the Ferro Sellers Own all of the Trade Accounts Receivable listed or described on Part D; (2) none of such Trade Accounts Receivable is owing to the Ferro Sellers or any of their Affiliates and (3) all of the Trade Accounts Receivable are genuine and were entered into in the ordinary course conduct of the Powder Coatings Business.

      (E) TRADE ACCOUNTS PAYABLE. Except as otherwise disclosed on Part E, (1) all of the liabilities reflected on the books of the Ferro Sellers arose out of the ordinary course conduct of the Powder Coatings Business; and (2) no such liabilities are owing to the Ferro Sellers or any of their Affiliates.

      (F) REAL PROPERTY. Except as otherwise disclosed on Part F of the Disclosure Package, (1) the Ferro Sellers Own all of the Real Property; (2) the Real Property Leases are valid and subsisting; (3) none of the Ferro Sellers is in Default in any material respect under any of the Real Property Leases; (4) the improvements to the Real Property and Real Property Leases listed on Part F are, taking into account their age and prior use, in good condition and repair, ordinary wear and tear excepted; (5) the Real Property is not subject to any Encumbrance other than a Permitted Encumbrance; (6) the Ferro Sellers have not received any written notice within the two years prior to the date hereof of any pending zoning or other land-use regulation proceedings or any proposed change in any applicable laws that could reasonably be expected to have a material adverse effect on the use or operation of the Real Property or the Real Property Leases, nor have any of the Ferro Sellers received written notice prior to the date hereof

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            of any special assessment proceedings affecting the Real Property or
            Real Property Leases; and (7) the Ferro Sellers have not received written notice of prior to the date hereof, and, to the Ferro Sellers' knowledge, there is not pending as of the date hereof, any eminent domain proceeding relating to the Real Property or the property covered by the Real Property Leases.

      (G) TANGIBLE PERSONAL PROPERTY. Except as otherwise disclosed on Part G of the Disclosure Package, (1) the Ferro Sellers Own all tangible personal property listed as "owned" on Subparts G-1 to G-4; (2) the leases under which the tangible personal property listed as "leased" on Subparts G-5 to G-6 are leased are valid and subsisting; (3) neither of the Ferro Sellers is in Default in any material respect under any lease listed on Part G in any manner likely to be materially adverse to the Powder Coatings Business Condition; and
            (4) the items of tangible personal property listed on Part G are, taking into account their age and prior use, in good condition and repair, ordinary wear and tear excepted.

      (H) INTELLECTUAL PROPERTY. Except as otherwise disclosed on Part H of the Disclosure Package, (1) the Ferro Sellers Own all of the Acquired Intellectual Property listed as "owned" on Subparts H-1 to H-4; (2) the license, technology, or similar agreements to employ the Acquired Intellectual Property listed as "licensed by" on Subpart H-5 to H-6 are valid and subsisting agreements; (3) except with respect to the items listed in such Subpart H-5 to H-6, to the Ferro Sellers' knowledge, none of the Ferro Sellers is obligated to pay any amount, whether as a royalty, license, fee, or other payment to any person in order to use any of the Acquired Intellectual Property used by the Powder Coatings Business; (4) the license, technology, or similar agreements to employ the Acquired Intellectual Property listed as "licensed to" on Subpart H-7 are valid and subsisting agreements; (5) except with respect to the items listed in such Subpart H-7, none of the Ferro Sellers have granted any rights or interest to any person in connection with any of the Acquired Intellectual Property described in Part H; (6) the Ferro Sellers have no knowledge of any infringement by the Ferro Sellers in their conduct of the Powder Coatings Business of the intellectual property rights of any person in any manner likely to be materially adverse to the Powder Coatings Business Condition; (7) together with the Retained Intellectual Property, the Acquired Intellectual Property includes all intellectual property currently used by the Ferro Sellers in connection with its conduct of the Powder Coatings Business; and (8) the Acquired Intellectual Property and International Paint's unrestricted right to use the Shared Intellectual Property as provided in Section 2.2(G) would (if used with the Ferro name and mark) be sufficient for the continued conduct of the Powder Coatings Business as the same has been and is currently being conducted. To the Ferro Sellers' knowledge, there is no infringement of the Acquired Intellectual Property and the Ferro Sellers have taken reasonable steps to maintain trade secrets, including, without limitation, requiring its employees in the United States to sign agreements requiring them to keep such trade secrets confidential.

      (I) INDEBTEDNESS. Except as otherwise disclosed on Part I of the Disclosure Package, no Ferro Seller is in Default in any material respect under any note, bond, debenture, mortgage, indenture, security agreement, guaranty, or other instrument of indebtedness for borrowed money.


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      (J)   LITIGATION. Except as otherwise disclosed on Part J of the
            Disclosure Package, to the Ferro Sellers' knowledge, (1) there exists no litigation, proceedings or actions affecting the Powder Coatings Business Condition or claims or investigations that would have a material adverse effect on the Powder Coatings Business Condition, in either case at law or in equity pending or threatened against the Ferro Sellers; and (2) none of the Ferro Sellers is subject to any writ, injunction, order, or decree of any court, agency, or other governmental authority affecting the Powder Coatings Business Condition.

      (K) CONTRACTS. Except as otherwise disclosed on Part K of the Disclosure Package, (1) each of the contracts, commitments, and other obligations listed on Part K is a valid and binding obligation of the Ferro Sellers and, to the Ferro Sellers' knowledge, the other party or parties thereto; (2) neither the Ferro Seller nor, to the Ferro Sellers' knowledge, any other party thereto has terminated, cancelled, or substantially modified any contract, commitment, or other obligation identified in Part K; and (3) neither the Ferro Sellers nor, to the Ferro Sellers' knowledge, any other party thereto is in Default in any material respect under any contract, commitment, or other obligation identified in Part K.

      (L) EMPLOYEES AND EMPLOYEE BENEFITS. Except as otherwise disclosed on Part L of the Disclosure Package or Appendix P of this Purchase Agreement, (1) none of the Ferro Sellers has entered into any employment contract in respect of the Powder Coatings Business or its employees; (2) none of the Ferro Sellers has any pension, retirement, profit-sharing, deferred compensation, employee share option or share purchase, bonus, or incentive compensation plans, schemes, or arrangements in respect of the Powder Coatings Business or its employees; (3) none of the Ferro Sellers has any employee health, dental, vision, life insurance, long-term or short-term disability, vacation, tuition reimbursement, redundancy, severance or other social plans, schemes, or arrangements relating and applicable to the Powder Coatings Business or its employees; and (4) the Powder Coatings Business has substantially performed all material obligations owing to their respective employees.

      (M) COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as otherwise disclosed on Part M of the Disclosure Package, to the Ferro Sellers' knowledge,
            (1) in their conduct of the Powder Coatings Business, the Ferro Sellers are in compliance with all Environmental Laws applicable to the Powder Coatings Business relating to emissions, discharges, and releases of Hazardous Materials into land, soil, ambient air, water, and the atmosphere the noncompliance with which is likely to have a materially adverse effect on the Powder Coatings Business Condition;
            (2) in their conduct of the Powder Coatings Business, the Ferro Sellers are in compliance with all Environmental Laws applicable to the generation, treatment, storage, transportation, and disposal of Hazardous Materials the noncompliance with which is likely to have a materially adverse effect on the Powder Coatings Business Condition; and (3) all Products manufactured and sold by the Powder Coatings Business during the calendar years 2000, 2001 and 2002, and all current inventories of finished goods, were manufactured in accordance with the Toxic Substances Control Act, 15 U.S.C. Section 2601 et. seq., as amended and the California Safe Drinking Water and Toxic Enforcement Act of 1986.


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      (N)   COMPLIANCE WITH HEALTH AND SAFETY LAWS. Except as otherwise disclosed on Part N of the Disclosure Package, to the Ferro Sellers' knowledge, in their conduct of the Powder Coatings Business, the Ferro Sellers are in compliance with all Health and Safety Laws applicable to the Powder Coatings Business the noncompliance with which is likely to have a materially adverse effect on the Powder Coatings Business Condition.

      (O) COMPLIANCE WITH OTHER LAWS. Except as otherwise disclosed on Part O of the Disclosure Package, to the Ferro Sellers' knowledge the Powder Coatings Business is in compliance with all statutes, ordinances, regulations, permits and approvals and other governmental requirements applicable to the conduct of the Powder Coatings Business (other than Environmental Laws and Health and Safety Laws) the noncompliance with which is likely to have a materially adverse effect on the Powder Coatings Business Condition.

      (P) TAXES. Except as otherwise disclosed in Part P of the Disclosure Package, (1) all Tax returns required to be filed by the Powder Coatings Business before Closing with respect to the Powder Coatings Business have been or will be filed on or before the Closing; (2) all Taxes due and payable before Closing on such returns have been or will be paid when required by law; and (3) any Taxes relating to the Powder Coatings Business with respect to any transaction or any period beginning on or before the Closing Date required to have been or to be paid prior to Closing have been or will be paid; (4) the assets of the Powder Coatings Business are not encumbered by any Encumbrance arising out of unpaid Taxes.

      (Q) INSURANCE. Except as otherwise disclosed in Part Q of the Disclosure Package, the Ferro Sellers have insured or self-insure the assets and properties of the Powder Coatings Business against those insurable risks and to an extent the Ferro Sellers deem reasonably necessary for their continued conduct of the Powder Coatings Business and for protection against injury, damage, or loss.

      (R) NO MATERIAL EVENTS. Except as otherwise disclosed in Part R of the Disclosure Package, (1) the Powder Coatings Business has been conducted only in the ordinary and usual course since March 1, 2002, and (2) no Material Events have occurred since March 1, 2002.

7.3 INTERNATIONAL PAINT'S REPRESENTATIONS AND WARRANTIES. International Paint represents and warrants to the Ferro Sellers the following:

      (A) ORGANIZATION AND EXISTENCE. International Paint is a corporation duly organized, validly existing and in good standing under the laws of Kentucky.

      (B) POWER AND AUTHORITY. International Paint has full corporate power and authority under its constitutive documents and under the laws of Kentucky to execute, deliver, and perform this Purchase Agreement.

      (C) AUTHORIZATION. The execution, delivery, and performance of this Purchase Agreement have been duly authorized by all requisite corporate actions on the part of International Paint.


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      (D)   BINDING EFFECT. This Purchase Agreement is a valid, binding, and enforceable legal obligation of International Paint except as enforceability may be limited by principles of equity and by bankruptcy and insolvency laws generally.

      (E) NO DEFAULT. Neither the execution and delivery of this Purchase Agreement nor International Paint's full performance of its obligations under this Purchase Agreement will violate or breach, or otherwise constitute or give rise to (with the giving of notice or passage of time or both) a Default under, the terms or provisions of International Paint's constitutive documents or of any material contract, commitment, or other obligation to which International Paint is a party or by which it is bound except for any such Default which would not, either individually or in the aggregate have a material adverse effect on the ability of International Paint to consummate the transaction contemplated hereby.

      (F) FINDERS. International Paint has not engaged and is not directly or indirectly obligated to any third-party acting as a broker, finder, or similar capacity in connection with the transactions contemplated by this Purchase Agreement other than Einhorn Associates.

      (G) NO KNOWLEDGE OF THE FERRO SELLERS' DEFAULT. International Paint has no knowledge that any of the representations and warranties of the Ferro Sellers contained in this Purchase Agreement are untrue, incorrect, or incomplete or that the Ferro Sellers are in Default of any term or provision under this Purchase Agreement.

7.4   MEANING OF FERRO SELLERS' KNOWLEDGE". Where a statement contained in this
      Article 7 is said to be to the "Ferro Sellers' knowledge" (or words of similar import) such expression means that, after having conducted a due diligence review and in reliance on due diligence certifications, both as described in Appendix N, senior Ferro management believes the statement to be true, accurate and complete in all material respects, but that the Ferro Sellers make no further representation or warranty concerning facts or circumstances that might have come to the Ferro Sellers' attention if they conducted a broader or more thorough investigation of the Powder Coatings Business. For purposes of this Section 7.4, the term "senior Ferro management" means those Ferro executives who report directly to Ferro's Chairman and Chief Executive Officer and the Director of Ferro's Industrial Coatings MBU and the Group Controller of Ferro's Industrial Coatings MBU.

7.5 DISCLAIMER. The warranties stated in this Article 7 are the only representations and warranties either party has given the other party in connection with the transactions contemplated by this Purchase Agreement. Except as set forth in this Article 7, neither party has made, and each party expressly disclaims, any other or further representation or warranty, either express or implied, concerning the subject matter of this Purchase Agreement. All other warranties either party or anyone purporting to represent either party gave or might have given, or which might be provided or implied by law or commercial practice, are hereby excluded.

ARTICLE 8 - SPECIFIC OBLIGATIONS

8.1 EMPLOYEE OBLIGATIONS. The parties' respective obligations with respect to Employees will be as follows:


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      (A)   OFFERS OF EMPLOYMENT. At or before the Closing, International Paint will make written offers of employment effective as of the Closing to all employees of the Powder Coatings Business (the "Employees") except the Employees absent from work due to short term or long-term disability and the Employees listed on Appendix O (the "Excluded Employees"). A written offer will be made to any employee currently on short term disability upon the termination of such disability. Each such offer to Employees not covered by the Union Contracts will be on terms and conditions of employment (including employment location) identical or substantially similar to the existing terms and conditions of each such Employee's employment other than with respect to benefits. International Paint will provide the same International Paint benefits that it provides to similarly situated International Paint employees. Each offer to Employees covered by the Union Contracts will be subject to the terms and conditions of the Union Contracts.

      (B) EMPLOYMENT. As of the Closing, all Employees who have accepted International Paint's written offers of employment pursuant to
            Section 8.1(A) (the "Transferred Employees") will become employees of International Paint (with the effect that no period of unemployment shall have occurred with respect to any such Transferred Employees) and all of the Transferred Employees will cease to be employees of the Ferro Sellers.

      (C) PAY AND BENEFITS. The Ferro Sellers will be solely responsible for all pay and benefits of the Excluded Employees earned or incurred before or after the Closing and for pay and benefits of the Transferred Employees earned or incurred before the Closing. International Paint will be solely responsible for all pay and benefits of the Transferred Employees earned or incurred at or after the Closing. The parties' respective obligations with respect to employee retirement plans and employee welfare plans will be as set forth on Appendix P.

      (D) WORKERS' COMPENSATION. The Ferro Sellers will be solely responsible for the entire cost and expense of all workers' compensation claims made by Excluded Employees or by Transferred Employees with respect to injuries or conditions identifiably occurring and sustained before the Closing. International Paint will be solely responsible for the entire cost and expense of all workers' compensation claims made by Transferred Employees with respect to injuries or conditions identifiably occurring or sustained after the Closing. With respect to injuries or conditions without an identifiable date or occurrence, the parties will share responsibility as follows:

            (1) The Ferro Sellers will be solely responsible for the entire cost and expense of all such workers' compensation claims made by Transferred Employees before the Closing; and

            (2) International Paint will be solely responsible for the entire cost and expense of all such workers' compensation claims made by Transferred Employees after the Closing.


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            With respect to injuries or conditions with a period of occurrence both before and after the Closing, the parties will share equitably based on the duration of such period before and after the Closing.

      (E) UNION CONTRACTS. Effective as of the Closing, International Paint will become the "employer" under the Union Contracts and will assume all liabilities and obligations of the Ferro Sellers as the "employer" under the Union Contracts in respect of the Powder Coatings Business.

      (F) SEVERANCE. The Ferro Sellers will be solely responsible for any and all severance pay and benefits that become due Excluded Employees on termination of their employment with the Ferro Sellers. International Paint will be solely responsible for any and all severance pay and benefits that become due to Transferred Employees on termination of their employment with International Paint after the Closing. If International Paint elects to terminate the employment of any Transferred Employee within one year after the Closing in circumstances in which such Transferred Employee would have been entitled to severance pay and/or benefits if his or her employment with Ferro had terminated immediately before the Closing, then International Paint will provide to such terminated Transferred Employee severance pay and benefits that are substantially equivalent to the severance pay and benefits that similarly situated employees would be entitled to under International Paint's severance policy; provided, however, that in no event will any such terminated Transferred Employee receive severance equal to less than one week for each year of service the terminated Transferred Employee had with the Ferro Sellers.

      (G) NON-INTERFERENCE. The Ferro Sellers will neither employ nor offer employment to any Transferred Employee during the 24-month period following the Closing without the prior written consent of International Paint. During such period, International Paint will not, without the prior written consent of the Ferro Sellers, employ or offer employment to any Excluded Employee. Nothing in this
            Section 8.1(G), however, will be deemed to prohibit any party from hiring an Employee who responds to a general public advertisement of employment or who is identified as a consequence of a non-directed executive search or who is involuntarily terminated.

      The Ferro Sellers' duties and obligations arising out of the foregoing provisions of this Section 8.1 are the "Ferro Sellers' Employee Obligations." International Paint's duties and obligations arising out of the foregoing provisions of this Section 8.1 are the "International Paint's Employee Obligations."

8.2 ENVIRONMENTAL OBLIGATIONS. The Parties' respective obligations with respect to Environmental Matters will be as follows:

      (A) IDENTIFIED ENVIRONMENTAL MATTERS. The Ferro Sellers will be solely responsible for any action, condition, or event giving rise to an Environmental Loss with respect to the Environmental Matters identified on Appendix Q (the "Identified Environmental Matters").

      (B) PRE-CLOSING ENVIRONMENTAL MATTERS. The Ferro Sellers will be solely responsible for any action, condition, or event giving rise to an Environmental


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            Loss with respect to the Real Property, the R&D Lab, or Acquired
            Assets to the extent caused by actions or omissions or conditions that occurred or arose on or before the Closing.

      (C) POST CLOSING R&D LAB ENVIRONMENTAL MATTERS. The Parties' respective obligations with respect to post-closing Environmental Matters regarding the R&D Lab will be as follows:

            (1) SEPARATE POST-CLOSING R&D LAB ENVIRONMENTAL MATTERS. The Ferro Sellers will be solely responsible for any action, condition, or event giving rise to an Environmental Loss with respect to the R&D Lab to the extent caused solely by actions or omissions by the Ferro Sellers or conditions that occur or arise as the result of conduct by the Ferro Sellers after the Closing. International Paint will be solely responsible for any action, condition, or event giving rise to an Environmental Loss with respect to the R&D Lab to the extent caused solely by actions or omissions by International Paint or conditions that occur or arise as the result of conduct by International Paint after the Closing.

            (2) MIXED POST-CLOSING R&D LAB ENVIRONMENTAL MATTERS. If any action, condition, or event giving rise to an Environmental Loss with respect to the R&D Lab results from both (i) actions or omissions by International Paint or conditions that occur or arise as the result of conduct by International Paint after the Closing, and (ii) actions or omissions by the Ferro Sellers or conditions that occur or arise as the result of conduct by the Ferro Sellers after the Closing and/or conditions that are caused by actions or omissions or conditions that occurred or arose before the Closing, then the liability for such mixed Environmental Loss ("Mixed Loss") will be apportioned between International Paint and the Ferro Sellers as follows:

                  (a)   The Ferro Sellers will be responsible for any Mixed Loss
                          in an amount equal to the total Mixed Loss times the appropriate one of the following two fractions -

                        (i) If the Mixed Loss resulting from the Environmental Matter is directly proportional to the amount of Hazardous Materials that were used, emitted, discharged or released and the amount of Hazardous Materials is known or estimable based on credible, objective evidence, then a fraction (A) the numerator of which is the amount of Hazardous Materials contributed by the Ferro Sellers to the Environmental Matter before the Closing and (B) the denominator of which is the total amount of Hazardous Materials contributed both before and after the Closing; or

                        (ii) If either the Mixed Loss resulting from the Environmental Matter is not directly proportional to the amount of Hazardous Materials that were used, emitted, discharged or released or the amount of Hazardous Materials is not known or not estimable based on credible, objective


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                              evidence, then a fraction (A) the numerator of
                              which is 12 months and (B) the denominator of which is 12 months plus the number of months from the Closing Date until the date International Paint delivers a Notice described in Section 8.2(D) below.

                  (b) International Paint will be solely responsible for any Mixed Loss in an amount equal to the total Mixed Loss minus the proportion allocable to the Ferro Sellers as calculated in Section 8.2(C)(2)(a) above.

      (D) NOTICE AND REMEDIATION OF REAL PROPERTY AND R&D LAB ENVIRONMENTAL MATTERS. With respect to the Real Property and the R&D Lab, if International Paint becomes aware of any circumstance that might constitute an Environmental Matter, International Paint will immediately notify the Ferro Sellers of such circumstance. The Ferro Sellers will have sole authority for managing any necessary environmental remediation at the Real Property or the R&D Lab. The Ferro Sellers will use all reasonable measures to avoid unreasonable interference with International Paint's operations in the design and implementation of any such environmental remediation. International Paint hereby grants the Ferro Sellers a perpetual easement and license to enter upon the Real Property or the R&D Lab for the purpose of carrying out any remediation relating to Environmental Matters. International Paint will also make available to the Ferro Sellers at cost such utilities at such sites as the Ferro Sellers may reasonably require in order to carry out such remediation. Upon request, the Ferro Sellers shall share with International Paint any plans, diagrams, studies, reports assessments, maps, surveys, sampling results, or similar documents generated pursuant to the environmental remediation of the Real Property or the R&D Lab. To the extent that environmental remediation of the Real Property or the R&D Lab will affect International Paint's operations, International Paint will have the right to review and comment upon any plans for such environmental remediation before the Ferro Sellers submit those plans to any Government Authorities.

      (E) POST-CLOSING ACQUIRED ASSET ENVIRONMENTAL MATTERS. Except as otherwise provided in Section 7.2(M) or this Section 8.2, International Paint will be solely responsible for any Environmental Loss arising out of the ownership or operation of the Acquired Assets after the Closing.

      (F) INTERNATIONAL PAINT RESPONSIBILITIES UPON IDENTIFICATION OF AN ENVIRONMENTAL MATTER. If after Closing International Paint becomes aware of an Environmental Matter (other than an Identified Environmental Matter) not involving the Real Property or the R&D Lab, then:

            (1) International Paint will conduct a preliminary investigation to determine whether remedial action is legally required under Environmental Laws with respect to such Environmental Matter.

            (2) If International Paint determines in good faith that remedial action is legally required under Environmental Laws with respect to such Environmental Matter and may be the responsibility of the Ferro Sellers


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                  pursuant to this Section 8.2, then International Paint will give the Ferro Sellers notice without undue delay of the facts and circumstances that caused International Paint to conclude that remedial action is legally required and may be the responsibility of the Ferro Sellers.

            (3) After giving the Ferro Sellers such notice, International Paint will in good faith design, develop, and deliver to the Ferro Sellers a plan or program (a "Remediation Plan") for remediating the Environmental Matter. International Paint will assure such plan or program corrects or ameliorates any existing violation of Environmental Laws in the most economical manner reasonably possible, including the use of institutional controls and deed restrictions limiting future use of the real property for industrial purposes so long as such institutional controls and deed restrictions allow International Paint to conduct the Powder Coatings Business as it was conducted at the time of the Closing. (A Remediation Plan that satisfies the requirements of the preceding sentence is referred to below as an "Economic Remediation Plan".)

            (4) The Ferro Sellers will promptly review International Paint's Remediation Plan and will advise International Paint if and in what respects (if any) the Ferro Sellers do not believe the Remediation Plan qualifies as an Economic Remediation Plan.

            (5) If the Ferro Sellers and International Paint agree that International Paint's Remediation Plan or an agreed modified Remediation Plan constitutes an Economic Remediation Plan, then International Paint will proceed with implementing such Remediation Plan.

            (6) If the Ferro Sellers and International Paint do not agree on a Remediation Plan that both believe is an Economic Remediation Plan, then International Paint will proceed with implementing International Paint's Remediation Plan and either party will have the right to initiate the dispute resolution process set forth in Article 10 to resolve the dispute over whether International Paint's Remediation Plan is an Economic Remediation Plan, in which case the dispute will be finally resolved as provided in Article 10.

      (G) RESPONSIBILITIES WITH REGARD TO ECONOMIC REMEDIATION PLANS. The Ferro Sellers and International Paint will share responsibility for the cost of Economic Remediation Plans (a Remediation Plan not involving the Real Property or the R&D Lab that meets the criteria of Section 8.2(F)(3)) on the following basis:

            (1) International Paint will responsible for the first $2,000,000.00 of the Actual Amount of the aggregate costs of such Economic Remediation Plans.

            (2) Subject to the limitations set forth in Section 9.5, the Ferro Sellers will be responsible for the Actual Amount of the costs of Economic Remediation Plans as follows:

                  (a) The total costs in excess of $2,000,000.00 of carrying out Economic Remediation Plans times


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                  (b)   The appropriate one of the following two fractions --

                        (i) If the costs resulting from the Environmental Matter are directly proportional to the amount of Hazardous Materials that were used, emitted, discharged or released and the amount of Hazardous Materials is known or estimable based on credible, objective evidence, then a fraction (A) the numerator of which is the amount of Hazardous Materials contributed by the Ferro Sellers to the Environmental Matter before the Closing and (B) the denominator of which is the total amount of Hazardous Materials contributed by both the Ferro Sellers before the Closing and International Paint after the Closing; or

                        (ii)  If either the costs resulting from the
                              Environmental Matter are not directly proportional to the amount of Hazardous Materials that were used, emitted, discharged or released or the amount of Hazardous Materials is not known or not estimable based on credible, objective evidence, then a fraction (A) the numerator of which is 12 months and (B) the denominator of which is 12 months plus the number of months International Paint has carried on the Powder Coatings Business from the Closing until the date International Paint delivers the notice described in Sections 8.2(D) or (F)(2) above.

                        (iii) International Paint will be responsible for all
                              costs of carrying out Remediation Plans and for discharging all other liabilities and obligations resulting from Environmental Matters for which the Ferro Sellers are not responsible.

      (H)   LIMITATIONS ON THE FERRO SELLERS' OBLIGATIONS.

            (1) With respect to Environmental Matters not involving the Real Property or the R&D Lab, in no event will the Ferro Sellers have any responsibility for any Environmental Matter for which International Paint has not given the Ferro Sellers notice in accordance with Sections 8.2(D) or (F)(2) above on or before 5:00 PM (Eastern Time) on December 31, 2007.

            (2) With respect to the Real Property, except as specifically provided for in Section 8.2(I), in no event will the Ferro Sellers have any responsibility for any Environmental Matter for which International Paint has not given the Ferro Sellers notice in accordance with Section 8.2(D) above on or before 5:00 p.m. (Eastern time) on the tenth anniversary of the Closing Date.

            (3) In no event will the Ferro Sellers have any responsibility for any Environmental Losses that relate solely to actions or practices that International Paint carried out after the Closing Date and that the Ferro Sellers did not carry out before the Closing Date.


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      (I)   ENVIRONMENTAL ASSESSMENT AND REMEDIATION OF THE NASHVILLE PLANT.

            (1) ENVIRONMENTAL ASSESSMENT OF THE NASHVILLE PLANT. Upon notice to the Ferro Sellers of its intent to do so, and no sooner than 90 days after the Closing Date, International Paint will retain Arcadis G&M, Inc. ("Arcadis") to conduct the tests and studies (including review of records and historical research) that are described in the scope of work attached hereto as Appendix S and to prepare and furnish to International Paint an environmental assessment study (the "Environmental Assessment") to establish a baseline description of the soil and groundwater conditions at the Real Property. International Paint will be solely responsible for the cost of the Environmental Assessment. International Paint and the Ferro Sellers will cooperate in all reasonable respects to complete the Environmental Assessment in a timely and efficient manner. In addition, International Paint will conduct no other tests, studies, or environmental assessments at the Real Property until such time as the Nashville Remediation Program shall have been completed in accordance with this Section 8.2.

            (2) PARTICIPATION OF THE FERRO SELLERS' CONSULTANT. The Ferro Sellers and the Ferro Sellers' designated consultant shall have the right to observe and/or participate in the tests and studies included within the Environmental Assessment provided such observation and/or participation does not unreasonably disrupt the conduct of the Environmental Assessment. The Ferro Sellers' consultant shall participate at The Ferro Sellers' sole expense. Such observation and/or participation may include, without limiting the generality of the foregoing, access to all preliminary data, presence during sampling, and provisions of split samples. The Ferro Sellers and The Ferro Sellers' consultant shall be given the opportunity to review any drafts of the Environmental Assessment or portions thereof that are provided by Arcadis for International Paint's review.

            (3) NASHVILLE REMEDIATION PROGRAM. Upon completion of the Environmental Assessment, International Paint will provide Ferro with a copy of the final version of the Environmental Assessment and the Ferro Sellers will develop a program (the "Nashville Remediation Program") to remediate any Environmental Matters identified in the Environmental Assessment for which remedial action is legally required. In no case, however, will the Ferro Sellers be required to remediate the Environmental Matters identified in the Environmental Assessment beyond the higher (less restrictive) of the levels required by the State of Tennessee for industrial facilities or the U.S. Environmental Protection Agency, Region IX for industrial facilities. The Nashville Remediation Program may include remediation goals based on human health and environmental risk assessment methods.

                  (a) In developing and executing the Nashville Remediation Program, the Ferro Sellers will have the option to either (i) apply to the Tennessee Division of Superfund to proceed under Tennessee's


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                        Voluntary Cleanup Oversight and Assistance Program and
                        enter into a Consent Order and Agreement or an Innocent Party Agreement ("Innocent Party Agreement"), or (ii) to the extent permissible under Environmental Laws, remediate the Environmental Matters without the involvement of Governmental Authorities.

                  (b) The Parties recognize that the Nashville Remediation Program may include limiting future use of the Real Property through the use of institutional controls, deed restrictions, and/or land use restrictions including a Notice of Land Use Restriction pursuant to Tennessee Code Annotated Section 68-212-225. Limitations on future use of the Real Property may apply to activities on, over, or under the land, including, but not limited to, use of property, use of groundwater, building, filling, grading, excavating, and mining, but may not materially impair the Real Property's suitability for use as part of the Powder Coatings Business as it was conducted at the time of Closing.

                  (c) The Ferro Sellers will undertake the Nashville Remediation Program in a prompt and expeditious manner so as to minimize disruption of the normal operations of International Paint at the Nashville facility.

                  (d) The Ferro Sellers will have no further obligation regarding the Real Property and International Paint shall, notwithstanding Sections 8.2(B), (D) and (H), be responsible and indemnify Ferro for any Environmental Loss with respect to the Real Property when either (i) the Tennessee Division of Superfund issues a letter of completion regarding the Innocent Party Agreement or Ferro fulfills the requirements of any consent order under Tennessee's Voluntary Cleanup Oversight and Assistance Program or (ii) the Environmental Matters identified in the Environmental Assessment have been remediated such that constituent levels are less than or equal to the higher (less restrictive) of the levels required by the State of Tennessee for industrial facilities or the U.S. Environmental Protection Agency, Region IX for industrial facilities (upon completion of such remediation to the levels required in this Subsection 8.2(I)(3)(d)(ii), the parties shall execute and deliver a joint letter to one another acknowledging and agreeing that such remediation has been completed to the required levels and that the Ferro Sellers have no further obligations regarding the Real Property; in the event of any dispute between the parties regarding completion of such remediation to the required levels, the disagreement will be finally resolved as provided in
                        Article 10).

                  (e) Arcadis will not be requested to determine whether remedial action is legally required for a specific soil or groundwater condition identified in the Environmental Assessment. If the Ferro Sellers and International Paint do not agree on whether remedial


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                        action is legally required for a specific soil or
                        groundwater condition identified in the Environmental Assessment, then the Ferro Sellers will implement the Nashville Remediation Program with respect to undisputed Environmental Matters and either party will have the right to initiate the dispute resolution process set forth in Article 10 to resolve the dispute over the remaining Environmental Matters, in which case the dispute will be finally resolved as provided in Article 10.

      (J) RELEASE OF CLAIMS. Except as expressly provided in this Section 8.2, the Ferro Sellers and International Paint (and their respective parent and subsidiary corporations) hereby agree to release each other from any and all claims of any kind under common law or statute (including without limitation any claims based on a theory of strict liability or claims that might exist under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601 et seq.) arising out of any Environmental Matters relating to the Acquired Assets, the R&D Lab or the Real Property.

      The Ferro Sellers' duties and obligations arising out of the foregoing provisions of this Section 8.2 are the "Ferro Sellers' Environmental Obligations." International Paint duties and obligations arising out of the foregoing provisions of this Section 8.2 are the "International Paint's Environmental Obligations."

ARTICLE 9 - INDEMNIFICATION

9.1 INDEMNIFICATION OF THE FERRO SELLERS. International Paint, subject to the limitations set forth in this Article 9, will indemnify and (in the case of third party claims) defend the Ferro Sellers, and hold the Ferro Sellers harmless, from and against the Actual Amount of any and all liabilities, damages, claims, costs, and expenses (including reasonable attorneys' fees) arising out of or resulting from --

      (A) Any misrepresentation or breach of warranty by International Paint under Article 7;

      (B) Nonperformance by International Paint of any obligations to be performed by or on the part of International Paint under this Purchase Agreement, including International Paint's obligations with respect to the Assumed Liabilities and International Paint's obligations under Article 8; or

      (C) International Paint's use of the Ferro name or the Ferro "Check-In-A-Circle" logo in any manner whatsoever (other than instances where there is a claim of infringement by a third-party involving the name or the logo).

9.2 INDEMNIFICATION OF INTERNATIONAL PAINT. Subject to the limitations set forth in this Article 9, the Ferro Sellers will indemnify and (in the case of third party claims) defend International Paint, and hold International Paint harmless, from and against the Actual Amount of any and all liabilities, damages, claims, costs, and expenses (including reasonable attorneys' fees) arising out of or resulting from --

      (A) Any misrepresentation or breach of warranty by the Ferro Sellers under Article 7; provided, however, that under no circumstances shall International Paint be


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            entitled to any indemnity with respect to any breach of the representations and warranties set forth in Section 7.1(G) until and so long as the Ferro Sellers have failed to perform its obligations in all material respects set forth in Section 6.2;

      (B) Nonperformance by the Ferro Sellers of any obligation to be performed by or on the part of the Ferro Sellers under this Purchase Agreement, including the Ferro Sellers' obligations with respect to the Retained Liabilities and the Ferro Sellers' obligations under
            Article 8; or

      (C) Any liability resulting from non-compliance with any so called "bulk sales" law or similar law requiring creditor notice in any jurisdiction, except to the extent the associated payable owed to such creditor constituted an Assumed Liability.

9.3   CLAIMS. If either party desires to make a claim against the other under
      Section 9.1 or 9.2 which does not involve a claim by any third-party, then such party shall make such claim by delivering written notice to the other within a reasonable period of time. If either International Paint or the Ferro Sellers (the "Claimant") desires to make a claim against the other (the "Indemnitor") under Section 9.1 or 9.2 which involves a claim by a third-party, then such claim will be made in the following manner and be subject to the following terms and conditions:

      (A) NOTICE. The Claimant will give notice to the Indemnitor within a reasonable period of time of any demand, claim, or threat of litigation or the actual institution of any action, suit, or proceeding (collectively, a "Claim") at any time served on or instituted against the Claimant with respect to which the Claimant believes it would have a right of indemnification under Section 9.1 or 9.2. In providing such notice, the Claimant shall only state the existence of such Claim and shall not admit or deny the validity of the facts or circumstances out of which such Claim arose. Solely for purposes of determining whether the Claimant is entitled to indemnification under Section 9.1 or 9.2, the alleged facts or circumstances on which such Claim is based shall be treated as if they were true pending final resolution of the facts and circumstances out of which such Claim arose.

      (B) RESPONSIBILITY FOR DEFENSE. Within 30 days after receipt of any such notice, but not less than five working days before the time the Claimant is required to respond to a Claim, the Indemnitor will, by giving written notice to the Claimant, have the right to assume responsibility for the defense of the Claim in the name of the Claimant or otherwise as the Indemnitor may elect; provided that the Indemnitor also agrees that it does or might have responsibility to indemnify the Claimant with respect to such Claim. Otherwise, the Claimant will have responsibility for the defense of the Claim. Subject to the provisions of subsections 9.3(C) and (D) below, the party having responsibility for defense of a Claim (the "Defending Party") will have the full authority to defend, cure, adjust, compromise, or settle such Claim or appeal any judgment or ruling of a court or other tribunal in connection with such Claim in its own name and/or in the name of the other party.

      (C) RIGHT TO PARTICIPATE. Notwithstanding a Defending Party's responsibility for the defense of a Claim, the other party shall have the right to participate, at its own expense and with its own counsel, in the defense of a Claim and the Defending Party will consult with the other party from time to time on matters relating to the


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            defense of such Claim. The Defending Party will provide the other party with copies of all pleadings and material correspondence relating to such Claim.

      (D) SETTLEMENT. A Defending Party will provide the other party with timely written notice of any proposed adjustment, compromise, or other settlement, including equitable or injunctive relief, of a Claim which the Defending Party intends to propose or accept. If the other party fails to provide the Defending Party with timely written notice of objection to such settlement, then the Defending Party shall have the authority to propose or accept such settlement and enter into any agreement, in its own name and/or in the name of the other party, giving legal effect to all aspects of such settlement. If the other party objects to such settlement, then the Defending Party may, if it so elects, tender the defense to the other party by paying to such other party the amount of money proposed to be paid in settlement of the Claim, in which case the Defending Party shall have no further liability to the other party under this Purchase Agreement with respect to such Claim and the other party shall have full authority for the future defense of such Claim and full responsibility for any and all liabilities, obligations, costs, and expenses resulting therefrom.

9.4 DISPUTED RESPONSIBILITY. If, after receiving a written indemnification notice under Section 9.3(A), the party receiving such notice disputes --

      (A) The fact that such party in fact made a misrepresentation or breach a warranty under this Purchase Agreement giving rise to the claim to which the notice relates or that any such misrepresentation or breach in fact gave rise to the liabilities, damages, claims, costs, or expenses for which the other party seeks indemnification under this Article 9, or

      (B) The fact that such party in fact failed to perform any obligation to be performed on the part of that party under this Purchase Agreement giving rise to the claim to which the notice relates or that any such failure in fact gave rise to the liabilities, damages, claims, costs, or expenses for which the other party seeks indemnification under this Article 9, then such party will have the right to initiate the dispute resolution mechanism set forth in Article 10, in which case the dispute will be finally resolved as provided in Article 10. In such case, however, pending final resolution of the disputed item, the parties will proceed as if the party receiving the indemnification notice had in fact made a misrepresentation, breached a warranty, or failed to perform an obligation to be performed on the part of that party under this Purchase Agreement and as if such act or failure in fact gave rise to the liabilities, damages, claims, costs, or expenses for which the other party seeks indemnification under this Article 9. If the disputed item is resolved in whole or in part in favor of the party receiving the indemnification notice, then such party will be entitled to an equitable reimbursement from the other party of any amounts expended or incurred in carrying out the receiving party's indemnification obligations under this Article 9.

9.5   QUANTUM LIMITATION ON INDEMNIFICATION. Notwithstanding the provisions of
      Section 9.2, the Ferro Sellers will not be obligated to indemnify or defend International Paint, or hold International Paint harmless, from or against any liability, damage, claim, cost, or expense (including attorneys' fees) arising out of a misrepresentation or breach of

                                                                  Execution Copy

      warranty by the Ferro Sellers pursuant to Section 9.2 unless and to the extent by which the Actual Amount of all claims exceeds $1,000,000. In no event will the Ferro Sellers' total obligation to International Paint under Section 8.2(G) or Section 9.2 exceed, in the aggregate, $18,000,000.

9.6   TIME LIMITATION ON INDEMNIFICATION. Notwithstanding the provisions of
      Section 9.2, the Ferro Sellers will not be obligated to indemnify or defend International Paint, or hold International Paint harmless, from or against any liability, damage, claim, cost, or expense (including attorneys' fees) arising out of a misrepresentation or breach of warranty by the Ferro Sellers pursuant to Section 9.2, and any cause of action based thereupon shall expire and terminate, unless International Paint delivers to the Ferro Sellers notice and a full explanation of the alleged breach on or before 5:00 p.m. (Eastern Time) -

      (A) In the case of claims by International Paint for misrepresentations or breaches of warranty of the Ferro Sellers' Tax warranties under
            Section 7.2(P), 90 days after expiration of the applicable statute of limitation period with respect to the particular Tax at issue; and

      (B) In the case of any other claim, the 18 month anniversary of the Closing Date.

      The foregoing time limitations shall not apply with respect to any breach of the representations and warranties set forth in Section 7.1(A), (B),
      (C) or (D), which representations and warranties shall survive indefinitely or to any breach of the representations and warranties set forth in Section 7.2(M) or (N), any breach of which shall be governed solely by Section 8.2.

9.7 ACTUAL AMOUNT. For purposes of the parties' respective obligations under Sections 8.2, 9.1 and 9.2, in computing the "Actual Amount" of any liability, damage, claim, loss, cost or expense, the following principles will apply:

      (A) The amount will be reduced to give full effect to any provision or reserve on the books of the Powder Coatings Business as of the Closing with respect to the particular item or category of items out of which the misrepresentation, breach or nonperformance in question arose;

      (B) The amount will be reduced to give full effect to any indemnity, contractual or noncontractual recoveries the indemnified party receives (or, in the event the indemnified party fails to use reasonable efforts to pursue any such recoveries it might otherwise be entitled to receive, the amount that it might otherwise be entitled to receive) from any third-party as a consequence of the fact, condition or circumstance giving rise to the misrepresentation, breach or nonperformance in question;

      (C) The amount will be reduced to give full effect to any act or omission of the indemnified party that either was the cause of or increased the ultimate amount of any liability, damage, claim, loss, cost or expense incurred by the indemnified party;

                                                                  Execution Copy

      (D) The amount will be reduced to give full effect to any failure by any indemnified party to take reasonable efforts to mitigate any liability, damage, claim, loss, cost or expense incurred by such indemnified party.

9.8   EXCLUSIVE REMEDIES. The remedies provided in this Article 9 and in Section
      8.2 will be the parties' exclusive remedies for claims arising out of or resulting from any misrepresentation, breach of warranty, breach of covenant, breach of undertaking, or nonperformance any obligation to be performed on the part of either party under this Purchase Agreement. Neither party shall be liable to the other party as the result of any breach or alleged breach of this Agreement for any (a) damages for loss or harm to business reputation; or (b) damages that are not the proximate and foreseeable consequence of the breach or alleged breach of this Agreement. Under no circumstances will any party be responsible to another party for any consequential, incidental, special, or punitive damages or damages resulting from lost profits or lost business opportunity arising out of or relating to any such Claim. The foregoing shall not be interpreted, however, to limit indemnification for losses incurred as a result of the assertion by a claimant (other than the parties hereto and their successors and assigns) in a third-party claim of claims for damages of the foregoing type.

9.9   INDEMNITY PAYMENTS AS ADJUSTMENTS. All indemnity payments under this
      Article 9 will constitute and be treated as adjustments to the Purchase Price.

ARTICLE 10 - DISPUTE RESOLUTION. If the parties ever have a dispute involving their respective rights and obligations under this Purchase Agreement or any of the Other Agreements (other than with respect to the determination of the amount of the Adjustment), then the parties will resolve such dispute as follows:

10.1 DISPUTE NOTICE. Either International Paint or the Ferro Sellers may at any time deliver to the other a written dispute notice setting forth a brief description of the issues for which such notice initiates the dispute resolution mechanism set forth in this Article 10. Such dispute notice shall also specify the provision or provisions of this Purchase Agreement and the facts or circumstances that are the subject matter of the dispute.

10.2 INFORMAL NEGOTIATIONS. During the 60-day period following delivery of a dispute notice described in Section 10.1, the parties will cause their representatives to meet and seek to resolve the disputed items cordially through informal negotiations

10.3 DISPUTE RESOLUTION PROCEEDINGS. If representatives of the parties are unable to resolve disputed items through the informal negotiations described in Section 10.3, then within 30 days after the informal negotiation period the parties will refer the disputed issues to a dispute resolution panel for final resolution as follows:

      (A) DESIGNATION OF REPRESENTATIVES. Within seven days after such informal negotiation period, International Paint and the Ferro Sellers will each designate one representative to serve on the dispute resolution panel. (If either party fails or refuses to designate a representative, then the other party will be entitled to have a representative appointed for such party by the CPR Institute.)


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      (B)   SELECTION OF NEUTRAL. Promptly after they have been designated, the designated representatives will meet and select a neutral third-party (the "Neutral") to serve as the third member of the dispute resolution panel. If the designated representatives of parties cannot agree on a Neutral, then either representative may request the CPR Institute to select the Neutral.

      (C) PROCEDURES AND PROCESS. At the time the matter is referred to the dispute resolution panel, International Paint and the Ferro Sellers will jointly establish the procedures to be followed with respect to the presentation of the parties' respective positions and the process by which the dispute resolution panel will reach and render its decision on the disputed issues. Such procedures and processes will, at a minimum, assure that -

            (a) Each party will have the right to submit evidence to the dispute resolution panel,

            (b) Each party will have the right to present a written statement concerning that party's position with respect to the disputed item, and

            (c) Before reaching a decision concerning the disputed item, the dispute resolution panel will convene a hearing at which both parties may be represented.

            If International Paint and the Ferro Sellers cannot agree on such procedures and processes, then the Neutral will establish such procedures and process which will, in all events, be consistent with the foregoing.

      (D) DECISION. The dispute resolution panel will act by majority vote. The dispute resolution panel will base its decision on applicable provisions of this Purchase Agreement or, if the provisions of this Purchase Agreement do not resolve the matter, on general principles of substantive Ohio law. (The dispute resolution panel may, if it so desires, seek the opinion of an attorney licensed to practice law in the State of Ohio on any matter of substantive Ohio law on which the panel desires clarification.)

10.4 EQUITABLE RELIEF. Notwithstanding any other provision of this Article 10, either party may seek from a court of competent jurisdiction interim injunctive relief in order to maintain the status quo or protect such party's rights under this Purchase Agreement pending resolution of a dispute pursuant to this Article 10.

10.5  BINDING EFFECT. The decisions of the dispute resolution panel under this
      Article 10 will be binding on both the Ferro Sellers and International Paint and will be neither appealable, contestable, or subject to collateral attack by the Ferro Sellers or International Paint.


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
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ARTICLE 11 - AMENDMENT, WAIVER, AND TERMINATION

11.1 AMENDMENT. The parties may amend this Purchase Agreement at any time before the Closing, but only by written instrument executed by both parties.

11.2 WAIVER. Either party may at any time waive compliance by the other with any undertakes or conditions contained in this Purchase Agreement but only by written instrument executed by the party waiving such compliance. No such waiver, however, shall be deemed to constitute the waiver of any such undertaking or condition in any other circumstance or the waiver of any other undertaking or condition.

11.3 TERMINATION. The parties may terminate this Purchase Agreement at any time before the Closing, but only by written instrument signed by both parties. This Purchase Agreement will terminate automatically, and without further action by either party, if the Closing has not occurred within 120 days following the execution of this Purchase Agreement, unless the parties otherwise extend this Purchase Agreement by a written instrument executed by both parties.

ARTICLE 12 - MISCELLANEOUS

12.1 COOPERATION. International Paint and the Ferro Sellers will cooperate with the other party(ies), at the other party's(ies') request and expense, in furnishing information, testimony and other assistance in connection with any actions, proceedings, arrangements, and disputes with other third-parties or governmental inquiries or investigations involving the Ferro Sellers' conduct of the Powder Coatings Business or the transactions contemplated by this Purchase Agreement.

12.2 SEVERABILITY. If any provision of this Purchase Agreement shall finally be determined to be unlawful, then such provision will be deemed to be severed from this Purchase Agreement and replaced by a lawful provision which carries out, as closely as possible, the intention of the parties and preserves the economic bargain contemplated by this Purchase Agreement and, in such case, each and every other provision of this Purchase Agreement will remain in full force and effect.

12.3 COSTS AND EXPENSES. The parties will be responsible for the following costs and expenses arising out of the transactions contemplated by this Purchase Agreement as follows:

      (A) The Ferro Sellers will be solely responsible for the fees and expenses of Salomon Smith Barney Inc. whether or not the transactions are consummated;

      (B) International Paint will be solely responsible for any filing fees that may be required in connection with any necessary regulatory applications and notifications except for filing fees under the HSR Act or any other Antitrust law payable as a result of a filing by the Ferro Sellers; and

      (C) If the transactions are consummated, registration fees, stamp duties, or other transfer fees, Taxes or imposts, if any, which arise out of or result from the transfer of the Acquired Assets from the Ferro Sellers to International Paint will be shared equally between the parties, provided that International Paint and the Ferro Sellers shall calculate the portion of any real or personal property tax due

                                                                  Execution Copy

            relating to a period beginning before the Closing but ending after the Closing using the most recent Tax assessment as the Tax to be prorated. The Ferro Sellers shall be liable for the amount prorated through the date of Closing. International Paint shall be responsible for the remaining Tax.

      Otherwise, each party will bear its own expenses incurred in connection with this Purchase Agreement and the transactions contemplated by this Purchase Agreement, whether or not the transactions are consummated.

12.4 NOTICES. All notices, requests and other communications under this Purchase Agreement shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand or communicated by telefax, or, if mailed, three (3) days after mailing registered or certified mail, return receipt requested, with postage prepaid:

      If to International Paint, to:          International Paint, Inc.
                                              7 Livingstone Ave
                                              Dobbs Ferry, New York  10522-3408

                                              Attention:      General Counsel

                                              Telefax:        1.914.693.4108

     If to Ferro Sellers, to:                 Ferro Corporation
                                              1000 Lakeside Avenue
                                              Cleveland, Ohio 44114
                                              USA

                                              Attention:      General Counsel

                                              Telefax:        1.216.875.7275

      Either party may change its notice address above to a different address by giving the other party written notice of such change.

12.5 ASSIGNMENT AND APPOINTMENT. This Purchase Agreement will be binding upon and inure to the benefit of the successors of the parties, but will not be assignable by any party without the prior written consent of the other parties. International Paint will have the right, however, if it so elects, to assign all or an identified portion of its rights and delegate all or an identified portion of its duties under this Purchase Agreement to an Affiliate of International Paint provided that at the time of such assignment and delegation International Paint provides the Ferro Sellers with an unconditional guarantee (the "International Paint Guarantee") in the form set forth on Appendix R. Ferro Mexico hereby irrevocably appoints Ferro as its agent for purposes of this Purchase Agreement and grants Ferro the power to enter into any further agreement or agreements in its name and on its behalf that Ferro may deem necessary or appropriate for the orderly administration of this Purchase Agreement.

12.6 NO THIRD PARTIES. Neither this Purchase Agreement nor any provisions set forth in this Purchase Agreement is intended to, or shall, create any rights in or confer any benefits upon any third-party, including any employee of the Powder Coatings Business.


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
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12.7  INCORPORATION BY REFERENCE. The Appendices to this Purchase Agreement and the Disclosure Package constitute integral parts of this Purchase Agreement and are hereby incorporated into this Purchase Agreement by this reference.

12.8 GOVERNING LAW. This Purchase Agreement will be governed by and construed in accordance with the internal substantive laws of the State of Ohio, except where the internal substantive laws of another jurisdiction mandatorily apply.

12.9 BULK SALES. International Paint hereby waives compliance by the Ferro Sellers with the provisions of any so-called "bulk sales" law or similar law requiring creditor notice of any jurisdiction.

12.10 COUNTERPARTS. More than one counterpart of this Purchase Agreement may be executed by the parties hereto, and each fully executed counterpart shall be deemed an original without production of the others.


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
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12.11 COMPLETE AGREEMENT. This Purchase Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter of this Purchase Agreement and supersedes all prior letters of intent, agreements, undertakes, arrangements, communications, representations, or warranties, whether oral or written, by any officer, employee, or representative of either party relating thereto.

      To evidence their agreement as stated above, INTERNATIONAL PAINT, INC., on one hand, and FERRO CORPORATION, FERRO ENAMEL ARGENTINA S.A., and FERRO MEXICANA S.A. DE C.V., on the other hand, have each caused their respective duly authorized directors, officers, or attorneys to execute this Purchase Agreement as of August 2, 2002.

     INTERNATIONAL PAINT, INC.                FERRO CORPORATION


By:  /s/ D.W. Welch                     By:   /s/ Millicent W. Pitts
     ---------------------------              -------------------------------
     Name: D.W. Welch                         Name: Millicent W. Pitts
     Title: Authorized Signatory              Title: Vice President




     FERRO ENAMEL ARGENTINA S.A.              FERRO MEXICANA S.A. DE C.V.

By:  /s/ James C. Bays                  By:   /s/ James C. Bays
     ---------------------------              -------------------------------
     Name: James C. Bays                      Name: James C. Bays
     Title: Attorney-in-Fact                  Title: Attorney-in-Fact


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
                                   APPENDIX A

                                   DEFINITIONS


      The following terms identified with initial capital letters are defined in the following Sections of the Purchase Agreement:

TERM                                                           CROSS REFERENCE
Accountants .................................................  Section 2.7(C)

Accounting Principles .......................................  Section 2.7(A)

Acquired Assets .............................................  Section 2.2

Actual Amount ...............................................  Section 9.7

Adjustment...................................................  Section 2.7

Akzo Nobel ..................................................  Recital B

Argentina Toll Agreement ....................................  Section 3.4(C)

Assumed Liabilities .........................................  Section 2.4

Base-Line Working Capital ...................................  Section 2.7(E)

Base-Line Working Capital Statement .........................  Section 2.7(A)

California Transition Services Agreement ....................  Section 3.4(F)

Claim .......................................................  Section 9.3(A)

Claimant ....................................................  Section 9.3

Cleveland Lease Agreement ...................................  Section 3.4(A)

Closing                                                        Section 5.1

Closing Date ................................................  Section 5.2

Closing Time ................................................  Section 5.2

Closing Working Capital .....................................  Section 2.7(F)

Defending Party .............................................  Section 9.3(B)

Economic Remediation Plan ...................................  Section 8.2(F)(3)

Employees ...................................................  Section 8.1(A)

Excluded Employees ..........................................  Section 8.1(A)

Ferro .......................................................  Preamble

Ferro Argentina .............................................  Preamble

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
TERM                                                           CROSS REFERENCE
Ferro Mexico ................................................  Preamble

Ferro Sellers................................................  Preamble

Ferro Sellers' Employee Obligations .........................  Section 8.1

Ferro Sellers' Environmental Obligations ....................  Section 8.2

Identified Environmental Matter .............................  Section 8.2(A)

Indemnitor ..................................................  Section 9.3

International Paint .........................................  Preamble

International Paint's Employee Obligations ..................  Section 8.1

International Paint's Environmental Obligations .............  Section 8.2

International Paint Guarantee ...............................  Section 12.5

Joint Marketing Agreement ...................................  Section 3.4(D)

Neutral .....................................................  Section 10.3(B)

Noncompete Business .........................................  Section 6.4

Other Agreements ............................................  Section 3.4

Powder Coatings Business ....................................  Recital A

Powder Coatings Disclosure Package ..........................  Section 7.2

Preliminary Working Capital Statement .......................  Section 2.7(A)

Products  ...................................................  Recital A

Purchase Agreement ..........................................  Preamble

Purchase Price ..............................................  Section 2.6

RandH........................................................  Section 4.2(H)

Remediation Plan.............................................  Section 8.2(F)(3)

Retained Assets .............................................  Section 2.3

Retained Liabilities.........................................  Section 2.5

Shared Intellectual Property Agreement.......................  Section 3.8(C)

Technology License Agreement ................................  Section 3.4(E)

Transferred Employees .......................................  Section 8.1(B)

Transition Services Agreement ...............................  Section 3.4 (B)

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                                                                  Execution Copy

      In addition, the following terms have the meanings set forth below where used in the Purchase Agreement and identified with initial capital letters:

TERM                                      MEANING
Acquired Intellectual Property            All of the following:

                                          (1)  those patents and patent applications (including
                                               all renewals, extensions, modifications,
                                               inventor's certificates, continuations, divisions,
                                               continuations in part, reexaminations and reissues
                                               thereof) listed in Subpart H-1 and H-2 of the
                                               Disclosure Package;

                                          (2)  those trade names, trademarks (whether or not
                                               registered), service marks (whether or not
                                               registered) and applications therefor listed in
                                               Subparts H-3 and H-4 of the Disclosure Package;

                                          (3)  those domain names, websites, and web pages listed
                                               in Subpart H-8 of the Disclosure Package; and

                                          (4)  all rights held or used by the Ferro Sellers in
                                               their conduct of the Powder Coatings Business
                                               consisting of, conferred by or otherwise relating
                                               to:

1                                              (A) trade secrets, including without limitation,
                                               know-how, inventions (whether or not patentable or
                                               reduced to practice), computerized data and
                                               information, business records, files and data,
                                               discoveries, formulae, production outlines,
                                               product designs, manufacturing information,
                                               processes and techniques, testing and quality
                                               control processes and techniques, drawings and
                                               customer lists, and

                                               (B) copyrights, original works of authorship and
                                               disclaimers of moral rights;

                                               but (in the case of the items listed in part (4)
                                               above) only to the extent the items or matters are
                                               physically located at, or arise out of the conduct
                                               of the Powder Coatings Business at, the Real
                                               Property, the Argentina Facility, the R&D Lab or
                                               any of the locations that are the subject of the
                                               Real Property Leases.

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
TERM                                      MEANING
Affiliate                                 With respect to a party, any other entity controlling,
                                          controlled by, or under common control with such party.

Americas                                  Collectively, North, Central and South America

Argentina Facility                        Those facilities used by the Ferro Sellers in the conduct
                                          of the Powder Coatings Business located at Gibraltar 1365,
                                          1872 Sarandi Providence de Buenos Aires, Argentina.

Business Records                          Business books and records, including financial, operating, inventory, legal, personnel, payroll, and customer records and all sales and promotional literature, correspondence,
                                          and records held or used by the Ferro Sellers primarily in their conduct of the Powder Coatings Business.

Cash                                      Cash and cash equivalent items held by the Ferro Sellers as of the Closing, including certificates of deposit, time
                                          deposits, marketable securities, and the proceeds of
                                          accounts receivable paid on or before the Closing Date,
                                          held or used by the Ferro Sellers in their conduct of the
                                          Powder Coatings Business.

Contracts                                 Collectively, the Purchase Contracts, the Sales Contracts,
                                          and the Other Business Contracts.

Control Background                        The concentration of hazardous materials consistently
                                          present in the environment due to long term localized
                                          industrial or commercial activities.

CPR Institute                             CPR Institute for Dispute Resolution, 366 Madison Avenue,
                                          New York, New York.

Default                                   An occurrence which constitutes a breach or default under a contract, order, or other commitment, after the expiration of any grace period provided without such breach or default being cured within such period.

Encumbrance                               Any encumbrance or lien, including, without limitation, any mortgage, judgment lien, materialman's lien, mechanic's
                                          lien, security interest, encroachment, easement, or other
                                          restriction, in each case having a material adverse effect on the thing or right so encumbered.

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
TERM                                      MEANING
Environmental Laws                        Laws, regulations, orders, decrees, standards, ordinances, codes, and other governmental mandates and restrictions in effect today that are applicable to the Powder Coatings
                                          Business and relate to emissions, discharges, and releases of Hazardous Materials into land, soil, ambient air, water, and atmosphere, and/or the generation, treatment, storage, transportation, and disposal of hazardous wastes, including
                                          (in the case of operations of the Powder Coating Business
                                          in the United States) -

                                          (1)  The Comprehensive Environmental Response,
                                               Compensation and Liability Act, 42 U.S.C. Sections 9601 et.
                                               seq., as amended;

                                          (2)  The Solid Waste Disposal Act, 42 U.S.C. Sections 6901 et.
                                               seq., as amended;

                                          (3)  The Clean Air Act, 42 U.S.C. Sections 7401 et. seq., as
                                               amended;

                                          (4)  The Clean Water Act. 33 U.S.C. Sections 1251 et. seq., as
                                               amended;

                                          (5)  The Hazardous Materials Transportation Act, 49
                                               U.S.C.Section 1801 et. seq., as amended;

                                          (6)  The Toxic Substances Control Act, 15 U.S.C. Section 2601
                                               et. seq., as amended; and

                                          (7)  The Emergency Planning & Community Right-to-Know
                                               Act, 42 U.S.C. Sections 11001 et. seq., as amended;

                                          and comparable legislation in other jurisdictions in which the Powder Coatings Business is conducted.

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
TERM                                      MEANING
Environmental Loss                        Any liability, damage, cost, expense, claim or action,
                                          whether in law or equity, arising under Environmental Laws or any other theory of recovery, including but not limited to nuisance, negligence, and strict liability relating to
                                          emissions, discharges, and releases of Hazardous Materials into land, soil, ambient air, water, and atmosphere, and/or the generation, treatment, storage, transportation, and
                                          disposal of hazardous wastes at or from the Real Property
                                          or the Acquired Assets.

Environmental Matter                      Any action, condition, or event giving rise to a legal
                                          obligation under the Environmental Laws that relate to the
                                          Powder Coatings Business.

Financial Debt                            All indebtedness for money borrowed incurred by the Ferro
                                          Sellers.

Governmental Authority                    Any nation or government, any state or other political
                                          subdivision thereof and any entity exercising executive,
                                          legislative, judicial, regulatory administrative functions of or pertaining to government, whether U.S. or foreign.

Hazardous Materials                       Any material or condition that is defined as "hazardous" or is subject to regulation under an Environmental Law,
                                          including pollutants, chemicals, contaminants, petroleum
                                          and petroleum products, asbestos, PCBs, radioactive
                                          materials and other hazardous or toxic substances..

Health and Safety Laws                    Laws, regulations, orders, ordinances, codes, and other
                                          governmental mandates and restrictions applicable to the
                                          Powder Coatings Business relating to the health and/or
                                          safety of employees or others having business dealings with the Powder Coatings Business.

Inventories                               Inventories, wherever located, including inventories of raw materials, components, assemblies, subassemblies,
                                          work-in-process, finished goods, replacement parts, spare
                                          parts, operating supplies, and packaging held or used by
                                          the Ferro Sellers in their conduct of the Powder Coatings
                                          Business.

Leases                                    Collectively, the Real Property Leases and the Personal
                                          Property Leases

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
TERM                                      MEANING
Licenses                                  Licenses and similar rights affording the right to use or
                                          enjoy intangible property or intangible property rights,
                                          including software, arising primarily out of the Ferro
                                          Sellers' conduct of the Powder Coatings Business.

Material Consents                         The third-party and governmental consents and approvals
                                          required in connection with the transfer of the following:

                                          (1)  Lease dated July 7, 1994 and First Amendment to Lease dated July 13, 1999 with Fogg-Brecksville Development
                                                Co.

                                          (2)  Powder Primer Coatings Agreement dated July 3, 2000
                                                with E. I. DuPont de Nemours and Company

                                          (3)  Metropolitan Government of Nashville and Davidson
                                                County: Industrial Discharge Permit No. CP-0193

                                          (4)  Metropolitan Government of Nashville and Davidson
                                                County: Synthetic Minor Discharge Permit No. 27-12

Material Contract                         Any contract listed, or required to be listed, in items 1
                                          through 4 on Part K of the Disclosure Package.

Material Event                            Any condition, circumstance, occurrence, or other event
                                          which has had or is reasonably likely to have a material
                                          and adverse effect on the Powder Coatings Business
                                          Condition, including (without limitation) any of such event resulting from any --

                                          (1)  Act of God, flood, windstorm, earthquake,
                                               accident, fire, explosion, casualty, riot,
                                               requisition or taking of property by governmental
                                               authority, war, embargo, or other event outside
                                               the Ferro Sellers' control;

                                          (2)  Termination, cancellation, or substantial
                                               modification of any Contract, Lease, License, or
                                               Permit;

                                          (3)  Default by any of the Ferro Sellers under any
                                               Contract, Lease, License, or Permit; or

                                                                  Execution Copy

TERM                                      MEANING
                                          (4)  Filing (whether voluntary or involuntary) of a
                                               petition in bankruptcy or commencement of any
                                               other action involving creditors' rights or
                                               debtors' remedies affecting any of the Ferro
                                               Sellers.

Other Business Contracts                  Contracts other than Purchase Contracts and Sales Contract to which the Ferro Sellers are party or to which the Ferro
                                          Sellers and/or Subsidiaries are bound which arise primarily out of the Ferro Sellers' conduct of the Powder Coatings
                                          Business.

Other Current Liabilities                 Those current liabilities of the Ferro Sellers arising out of the Ferro Sellers conduct of the Powder Coatings
                                          Business as the same shall exist at Closing, including
                                          accrued expenses, customer rebates and payroll expenses,
                                          bonuses, incentives, benefits and taxes.

Owns or Ownership                         Such ownership as confers upon the party or third-party
                                          having it good and marketable title to and control over the thing or right owned, free and clear of any and all
                                          Encumbrances except Permitted Encumbrances.

Permits                                   Permits, approvals, and qualifications issued by any
                                          government or governmental unit, agency, board, body, or
                                          instrumentality and all applications for such items held or used by the Ferro Sellers primarily in their conduct of the
                                          Powder Coatings Business at the R&D Lab and held or used by the Ferro Sellers in their conduct of the Powder Coatings
                                          Business elsewhere.

Permitted Encumbrances                    The following:

                                          (1)  Liens for Taxes accrued but not yet payable;

                                          (2)  Liens arising as a matter of law in the ordinary
                                               course of business (provided neither the Ferro
                                               Sellers are delinquent in respect of the
                                               obligations secured by such liens); and

                                          (3)  Such other imperfections of title and other
                                               encumbrances which, singly or taken together, do
                                               not and are not likely to have a material adverse
                                               effect on the relevant property.
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                                      A-8

                                                                  Execution Copy

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
TERM                                      MEANING
Personal Property Leases                  Leases and similar contractual rights affording the right
                                          to use or enjoy tangible personal property or tangible
                                          personal property rights located at the Ferro Sellers'
                                          facilities identified as owned by the Ferro Sellers and
                                          used by the Ferro Sellers in the conduct of the Powder
                                          Coatings Business in Part F of the Disclosure Package and
                                          the Ferro Sellers' facilities identified as leased by the
                                          Ferro Sellers and used by the Ferro Sellers in the conduct of the Powder Coatings Business in Part F of the Disclosure
                                          Package.

Powder Coatings Business Condition        The properties, assets, liabilities (fixed and otherwise), and condition (financial and otherwise) of the Powder
                                          Coatings Business taken as a whole.

Prescribed Rate                           The rate of interest publicly announced by National City
                                          Bank, Cleveland, Ohio, from time to time as its prime or
                                          base rate for U.S. Dollar loans.

Prepaid Items                             Prepaid and similar items arising out of the conduct of the
                                          Powder Coatings Business, including prepaid expenses,
                                          deferred charges, advance payments, supplier rebates and
                                          other prepaid items arising out of the Ferro Sellers'
                                          conduct of the Powder Coatings Business.

Purchase Contracts                        Orders, contracts, and commitments for the purchase of
                                          goods and/or services, including, without limitation, such items relating to the purchase of capital, tooling,
                                          products, supplies, and software arising primarily out of
                                          the Ferro Sellers' conduct of the Powder Coatings Business, except, in all cases, those contracts listed in Subpart K-5 of the Disclosure Package.

R&D Lab                                   The real property, including all land, buildings,
                                          improvements, fixtures and appurtenances thereto, leased by
                                          International Paint pursuant to the Cleveland Lease
                                          Agreement.

Real Property                             The following real properties, including all land,
                                          buildings, improvements, fixtures, and appurtenances
                                          thereto:

                                               Ferro's manufacturing facility located at 20
                                               Culvert Street, Nashville, Tennessee, USA.

                                                                  Execution Copy

TERM                                      MEANING
Real Property Leases                      Those leases and similar contractual rights affording the
                                          right to use and enjoy certain real property listed in
                                          Subpart F-2 of the Disclosure Package

Retained Intellectual Property            All intellectual property rights held or used by the Ferro
                                          Sellers whatsoever, other than (i) the Acquired
                                          Intellectual Property, and (ii) all financial data relating to the Acquired Intellectual Property, (iii) all items or
                                          matters of the types listed in part (4) of the definition
                                          of Acquired Intellectual Property to the extent such items or matters are not physically located at the Real Property or any of the locations that are the subject of the Real
                                          Property Leases, and (iv) the items listed in Subpart H-9
                                          of the Disclosure Package.

Sales Contracts                           Orders, contracts, commitments, and proposals for the sale of Products, including such items relating to repair,
                                          restoration, maintenance, preservation, and similar
                                          operations arising out of the Ferro Sellers' conduct of the
                                          Powder Coatings Business, except, in all cases, those
                                          contracts listed in Subpart K-5 of the Disclosure Package

Shared Intellectual Property              That portion of the Retained Intellectual Property that
                                          relates to the following:

                                          (1)  Novel formulations for non-traditional substrates
                                          including next-generation in-mold coating;

                                          (2)  Low temperature, fast cure products;

                                          (3)  Enhanced corrosion resistance coatings;

                                          (4)  PCB Banks and Coil coatings; and

                                          (5)  Next-generation metalization primer.
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                                      A-10
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                                                                  Execution Copy

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
TERM                                      MEANING
Tangible Personal Property                All tangible personal property (whether owned, leased, or
                                          otherwise), including all machinery, equipment, tooling,
                                          dies, molds, jigs, patterns, gauges, materials handling
                                          equipment, furniture, office equipment, cars, trucks, and
                                          other vehicles held or used by the Ferro Sellers in their
                                          conduct of the Powder Coatings Business and either (i)
                                          listed in Part G of the Disclosure Package or (ii) located at the Ferro Sellers' facilities identified as owned by the
                                          Ferro Sellers and used by the Ferro Sellers in the conduct of the Powder Coatings Business in Part F of the Disclosure
                                          Package and the Ferro Sellers' facilities identified as
                                          leased by the Ferro Sellers and used by the Ferro Sellers
                                          in the conduct of the Powder Coatings Business in Part F of the Disclosure Package.

Tax                                       All Federal, state, foreign and other net income, gross
                                          receipts, gains, sales, use, employment, social security,
                                          withholding, occupation, franchise, profits, excise, real
                                          and personal property, land, value added, capital,
                                          consumption, national insurance, registration, custom,
                                          stamp, transfer, environmental, alternative minimum or
                                          other taxes, fees, duties, assessments or charges of any
                                          kind whatsoever whether payable directly or by withholding, together with any interest and penalties, additions to Tax or additional amounts with respect thereto, imposed by any taxing authority.

Third-Party Claims                        Causes of action, rights of action, and warranty and
                                          product liability claims against other third-parties
                                          arising out of the Ferro Sellers' conduct of the Powder
                                          Coatings Business.

Trade Accounts Payable                    Third-party notes, accounts, and other items payable
                                          arising out of the Ferro Sellers' conduct of the Powder
                                          Coatings Business, including all such amounts owing under
                                          Contracts, Leases, and Licenses.

Trade Accounts Receivable                 Third-party notes and accounts receivable arising out of
                                          the Ferro Sellers' conduct of the Powder Coatings Business.

Union Contracts                           The following collective bargaining agreements with the
                                          unions indicated below:
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                                      A-11

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
TERM                                      MEANING
                                          (1)  Agreement between Ferro Corporation, Powder Coatings
                                               Division, Nashville, Tennessee, and United Steel
                                               Workers of America, AFL-CIO, CLC, on Behalf of Its
                                               Nashville Local No. 501 (April 22, 2000 through
                                               April 22, 2003); and

                                          (2)  Collective Bargaining Agreement between Ferro
                                               Corporation at Its Brecksville, Ohio Plant and
                                               United Steelworkers of America, AFL-CIO, on Behalf
                                               of Its Location Union No. 1170-1 of United
                                               Steelworkers of America, AFL-CIO.

Working Capital                           The difference between (x) the sum of (i) Trade Accounts
                                          Receivable and (ii) Inventories and (y) Trade Accounts
                                          Payable, all as reflected on the books of the Powder
                                          Coatings Business in accordance with the Accounting
                                          Principles as of a given date.
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                                      A-12